                                                                   EXHIBIT 10.70


                               KIMCO AUTOFUND, LP

                                                  Landlord

                                       TO

                                GRINDSTAFF, INC.

                                                  Tenant


                               AGREEMENT OF LEASE
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                                      INDEX

 Article      Caption                                                  Page
 -------      -------                                                  ----
 1.            Demise; Term ...........................................  1

 2.            Fixed Net Rent; Additional Rent; CPI Rent ..............  2

 3.            Impositions and Charges ................................  4

 4.            Subordination ..........................................  8

 5.            Use of the Leased Premises ............................. 11

 6.            No Representations by Landlord ......................... 12

 7.            Landlord Not Liable for Failure of Water
               Supply, Etc. ........................................... 12

 8.            Tenant to Repair ....................................... 13

 9.            Tenant to Comply with Laws; Environmental Matters ...... 16

10             Omitted

11.            Net Lease; Non-Terminability ........................... 20

12.            Insurance .............................................. 21

13.            Fire or Casualty ....................................... 25

14.            Landlord May Cure Defaults ............................. 27

15.            Bankruptcy, Insolvency, Reorganization,
               Liquidation or Dissolution of Tenant ................... 28

16.            Default Clauses ........................................ 29

17.            Landlord's Remedies .................................... 31

18.            Tenant to Indemnify Landlord ........................... 34
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 Article       Caption                                                  Page
 -------       -------                                                  ----
19.            Mechanics' Liens ....................................... 35

20.            Condemnation ........................................... 35

21.            Arbitration ............................................ 38

22.            Shoring ................................................ 39

23.            Waiver of Redemption ................................... 40

24.            Intentionally Omitted

25.            Covenant of Quiet Enjoyment ............................ 40

26.            Non-Merger ............................................. 41

27.            Waiver of Counterclaim and Jury Trial .................. 41

28.            Assignment and Subletting .............................. 41

29.            Notices ................................................ 45

30.            Broker ................................................. 47

31.            Waivers and Surrenders to be in Writing ................ 47

32.            Landlord's Rights and Remedies Cumulative .............. 47

33.            Removal of Personal Property ........................... 48

34.            Sale or Conveyance of Leased Premises
               Limits of Liability of Landlord ........................ 49

35.            Alterations ............................................ 49

36.            Tenant and Landlord to Furnish Statements .............. 51

37.            Inspections by Landlord ................................ 52

38.            Surrender at the End of the Term ....................... 52

                                       ii
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 Article      Caption                                                  Page
 -------      -------                                                  ----
39.           Covenants Binding on Successor and Assigns .............  53

40.           Entire Agreement .......................................  53

41.           Miscellaneous ..........................................  53

42.           Certain Definitions ....................................  54


                  Testimonium and Signatures .........................  56

                  Exhibit A - Description of Leased Premises .........  57

                                 LEASE AGREEMENT

         LEASE AGREEMENT ("AGREEMENT" or "LEASE") dated the 31st day of July, 1998 made by and between KIMCO AUTOFUND, LP, a Delaware Limited Partnership, having an office at 3333 New Hyde Park Road, New Hyde Park, New York (hereinafter called "LANDLORD") and GRINDSTAFF, INC., a Tennessee corporation having an office at Suite 250, Bldg. B, 5901 Peachtree Dunwoody Road, Atlanta, GA 30328 (hereinafter called "TENANT").

                               STATEMENT OF FACTS
                               ------------------

         Landlord is the fee owner of that certain real property situated in the City of Elizabethton, Sixth Civil District of Carter County, State of Tennessee, more fully described in Exhibit A annexed hereto and by this reference made a part hereof, Landlord desires to lease to Tenant, and Tenant desires to hire from Landlord, those certain plots, pieces and parcels of land described on Exhibit A (hereinafter called the "LAND"), together with the building and other structures located thereon thereinafter called the "IMPROVEMENTS") (the Land and Improvements are hereinafter called the "LEASED PREMISES").

         All capitalized terms used in this Lease, not otherwise defined, shall have the meanings ascribed to them in Article 42.

         NOW, THEREFORE, in consideration of Ten ($10.00) Dollars, each to the other in hand paid, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:


                                    ARTICLE 1

                                  DEMISE; TERM

         1.1 Landlord hereby leases the Leased Premises to Tenant, and Tenant hereby hires the Leased Premises from Landlord, upon, and subject to, the terms, covenants and conditions contained in this Lease.

         1.2 The initial Term of Tenant's leasehold estate in and to the Leased Premises shall be for a period of approximately eighteen (18) years, commencing upon the date hereof (hereinafter called the "COMMENCEMENT DATE") and expiring on the eighteenth anniversary of the last day of the month in which the Commencement Date occurs (hereinafter called the "EXPIRATION DATE"), unless this Lease shall sooner terminate or expire as hereinafter provided.
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         1.3 Landlord grants to Tenant the options (the "EXTENSION OPTIONS") to extend the Term of this Lease for five (5) additional terms of five (5) years each (the "OPTION TERMS") upon and subject to the terms and conditions set forth in this Section 1.3. Each Extension Option shall be exercised, if at all, by written notice given to Landlord at least twelve (12) months prior to the then scheduled Expiration Date of the Term of this Lease, in which case the expiration date for the applicable Option Term shall become the Expiration Date for the Term of this Lease. Anything contained herein to the contrary, an Extension Option may not be exercised if an Event of Default (as hereafter defined) exists and is continuing at the time Tenant exercises such Extension Option or at the commencement date of the additional Term resulting from the exercise of such Option.


                                    ARTICLE 2

                    FIXED NET RENT; ADDITIONAL RENT; CPI RENT

         2.1 Tenant covenants and agrees to pay to Landlord a "FIXED NET RENT" under this Lease for each Lease Year during the Term equal to the sum of:

              (a) For the first five (5) Lease Years, Fixed Net Rent for the Leased Premises shall be at the rate of Three Hundred Eighty-Three Thousand Eight Hundred Dollars ($383,800) per annum; after the fifth Lease Year Fixed Net Rent shall be the sum of the Fixed Net Rent for the first Lease Year; plus

              (b) The amount of any CPI Rent (as such term is defined in Section 2.4) payable by Tenant to Landlord with respect to such Lease Year pursuant to the terms of Section 2.6 below. The Fixed Net Rent shall be paid by Tenant to Landlord in equal monthly installments in advance on the Commencement Date and on the first day of each and every month thereafter during the Term of this Lease at Landlord's office, or at such other place and/or to such agent as Landlord may designate by notice to Tenant, in lawful money of the United States of America. The first and last installments of Fixed Net Rent payable under this Lease shall be suitably prorated, if applicable.

         2.2 All such sums, charges, costs, expenses and other sums of money (other than the Fixed Net Rent) as Tenant shall agree to pay under, or pursuant to, this Lease shall be deemed to be "ADDITIONAL RENT" hereunder, for default in the payment of which (which default remains uncured after any applicable notice or grace period) Landlord shall have the same remedies as for a default in the payment of Fixed Net Rent.

         2.3 Tenant shall pay the Fixed Net Rent reserved herein, as well as the items of additional rent assumed or payable by Tenant pursuant hereto or hereunder, promptly, without demand therefor, and without any abatement, setoff, or deduction of any kind whatsoever.


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         2.4  For purposes of this Article 2, the following terms shall have the respective meanings ascribed to them below:

              (a) "PRICE INDEX" shall mean, subject to the terms of Section 2.7, "The Consumer Price Index" for All Urban Consumers (CPI-U)-U.S. City Average, All Items (1982-84 = 100), issued by the Bureau of Labor Statistics of the United States Department of Labor;

              (b) "CPI COMPUTATION PERIOD" shall mean the period commencing on the Commencement Date and expiring on the last day of the month in which shall occur the day preceding the fifth anniversary of the Commencement Date, and each consecutive five year period thereafter occurring during the balance of the Term;

              (c) "BASE PRICE INDEX" shall mean the Price Index as it exists on the Commencement Date;

              (d) "PERCENTAGE OF CPI INCREASE" shall mean, with respect to each CPI Computation Period occurring during the Term after the expiration of the first CPI Computation Period, the percentage, if any, by which the Price Index existing as of the last day of the prior CPI Computation Period exceeds the Base Price Index; and

              (e) "CPI RENT" shall mean, with respect to each year occurring during the Term after the expiration of the first CPI Computation Period, an amount computed by multiplying:

                   (i) the then aggregate rent for all properties comprising the Leased Premises with respect to the immediately preceding CPI Computation Period; by

                   (ii) the Percentage of CPI Increase with respect to the last day of the CPI Computation Period in which such year occurs, provided however that the Percentage of CPI Increase shall not exceed the rate of 3% per annum for the applicable CPI Computation Period.

         2.5 After the expiration of each CPI Computation Period occurring during the Term and the publication of the appropriate Index, Landlord shall send a written notice (hereinafter called a "CPI NOTICE") to Tenant, setting forth the Base Price Index, the Price Index existing as of the last day of the expired CPI Computation Period, the Percentage of CPI Increase with respect to the then current CPI Computation Period and the CPI Rent payable by Tenant to Landlord for each year during the then current CPI Computation Period. Every CPI Notice given by Landlord shall be conclusive and binding upon Tenant, unless Tenant shall:

              (a) notify Landlord within thirty (30) days after its receipt of such notice that it disputes the correctness of the computations made thereon, specifying the particular respects in which such computations are claimed to be incorrect; and


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
              (b)  submit its dispute to arbitration, in the manner provided in
Article 21, within ninety (90) days after its receipt of the disputed CPI Notice, if such dispute shall not theretofore be settled by agreement.

Pending the resolution of such dispute by agreement or arbitration as aforesaid, Tenant shall commence to pay the CPI Rent set forth in such CPI Notice, but such payment shall be without prejudice to Tenant's position.

         2.6 In consideration of the length of the Term of this Lease, Tenant shall pay to Landlord as a part of the Fixed Net Rent reserved in this Lease, with respect to each year occurring after the expiration of the first CPI Computation Period, the annual CPI Rent applicable during the CPI Computation Period in which such year occurs, which applicable annual CPI Rent shall be payable in equal monthly installments in advance. In the event that, following the commencement of any CPI Computation Period (other than the first CPI Computation Period), the CPI Rent payable by Tenant during such CPI Computation Period shall not have been fixed in a CPI Notice given by Landlord to Tenant, Tenant shall continue to pay the monthly installments on account of the CPI Rent, if any, applicable during the preceding CPI Computation Period and, within ten (10) days after the receipt of a CPI Notice, Tenant shall pay the CPI Rent for each month prior to the month following the giving of such notice.

         2.7 In the event that the Price Index ceases to use the 1982-84 average of 100 as the basis of calculation, or if a substantial change is made in the term of, or items contained in, the Price Index, the Price Index shall be adjusted to the figure that would have been arrived at had the change in the manner of computing the Price Index in effect as of the Commencement Date not occurred. In the event that such Price Index (or a successor or substitute index) is not available, a reliable governmental or other non-partisan publication evaluating the information theretofore used in determining the Price Index shall be used.

         2.8 Landlord's failure to prepare and deliver a CPI Notice with respect to any period, or Landlord's failure to make a demand, shall not in any way cause Landlord to forfeit or surrender its rights to collect the CPI Rent payable hereunder, provided no adjustment in CPI rent shall be made more than 24 months after the year in question.


                                    ARTICLE 3

                             IMPOSITIONS AND CHARGES

         3.1  Tenant shall, as additional rent, pay and discharge:

              (a) all real estate taxes, assessments, water charges, water meter charges (including, without limitation, any expenses incident to the installation, repair or replacement of any water meter), sewer rents, sewer charges and all other charges, taxes, rents, levies and sums of every kind or nature whatsoever, extraordinary as well as ordinary, whether or not now within the contemplation of the parties, as shall, during the Term, be imposed by any governmental or public authority upon, or become a lien in respect of, the Leased Premises, any Improvement situated on the Leased Premises, or any part thereof, or upon any sidewalk or street in front of or adjacent to the Leased Premises, or that may become due and payable with respect thereto, and any and all taxes, assessments and charges levied, assessed, or imposed upon the Leased Premises in lieu of, or in addition to, the foregoing, under or by virtue of any present or future laws, rules, requirements, orders, directives, ordinances, or regulations of the United States of America, or of the State, County, Town, Village, or City government, or of any municipal bureau, department, or other lawful authority whatsoever;

              (b) all charges for fire alarm service, gas, electricity, steam and all other public utility or similar service or services furnished during the Term to the Leased Premises, any Improvement situated on the Leased Premises, or any part thereof, all fees and charges of the Federal, State, County, Town, Village, or City government, or of any municipal bureau, department, or other lawful authority whatsoever, for the construction, maintenance or use of any street or sidewalk adjacent to the Leased Premises and all fees and charges for the construction, maintenance, use, or occupancy, during the Term, of the Leased Premises, any Improvement now or hereafter situated on the Leased Premises, or any put thereof; and

              (c) all taxes and assessments that shall or may, during the Term, be charged, levied, assessed, or imposed upon, or become a lien upon, the personal property of Tenant used in connection with the operation of the Leased Premises, any Improvement situated on the Leased Premises, or any part thereof, or in connection with Tenant's business conducted thereon or therein.

Nothing herein contained shall be construed so as to require Tenant to pay, or be liable for any gift, inheritance, estate, franchise, income, profits, capital, or similar tax imposed upon Landlord, unless such tax shall be imposed or levied upon, or with respect to, the rents payable to Landlord hereunder in lieu of one or more of the charges or impositions described in subsection (a),
(b) and/or (c) above, in which event Tenant covenants and agrees to pay such tax as if the Leased Premises were the only property owned by Landlord.

         3.2  Tenant shall be deemed to have complied with the requirements of
Section 3.1 if Tenant shall:

              (a) pay each such imposition or charge prior to the expiration of the period within which payment is permitted without penalty or interest;

              (b) promptly procure an official receipt from the appropriate taxing authority, if available, or other evidence of payment, evidencing each such payment; and

              (c) within forty-five (45) days after the expiration of the payment period described in subsection (a) above, and upon Landlord's request therefor, exhibit to

Landlord such official receipt, or such other evidence of payment as Landlord shall reasonably request.

In the event that, at any time during the Term of this Lease, either:

                   (i) Tenant shall fail to pay any such imposition or charge as and when provided in subsection (a) above;

                   (ii) Tenant shall fail to deliver to Landlord any receipt or other evidence of payment required to be delivered to Landlord pursuant to the term of subsection (c) above on or before the date when the same is required to be delivered pursuant to the terms thereof;

                   (iii) any of the events set forth in subsections (a) through
(e) of Section 15.1 shall occur; and/or

                   (iv) an Event of Default (as such term is defined in Section 16.1) shall occur,

then, notwithstanding anything to the contrary provided in this Section 3.2, Landlord shall have the right, at Landlord's option and in addition to all other rights and remedies that shall be available to Landlord as a result thereof, to require Tenant to;

                    (x) promptly deposit with Landlord funds for the payment of all then current impositions and charges of the nature described in Section 3.1 required to be paid by Tenant hereunder; and

                    (y) also, to the extent Landlord is required to do so by an institutional lender or lenders holding a mortgage on any portion of the Leased Premises, deposit one-twelfth (1/12) of the current impositions and charges (with respect to such portion), as estimated by Landlord but in no event less than those of the preceding year(s) if the current amount(s) thereof have not been fixed, on the first day of each month in advance, except that all additional funds required for any payments thereof shall also be deposited as aforesaid on the first day of the final month during which, or at the end of which, a payment is due and payable without interest or penalty.

         3.3 In any action or proceeding involving any question arising under the provisions of this Article 3, a search, certificate, or receipt made or given by any person or entity legally authorized to make or give the same, certifying or showing, or purporting to certify or show, that any charge or imposition referred to in this Article 3 is due and payable on the date of said search or certificate, or has been paid as of the date of such receipt, shall be prima facie evidence that such charge or imposition was due and payable, a lien upon, or a charge against, the Leased Premises or the Improvements, or paid, as the case may be. Landlord or Tenant shall be protected in any action that it may take in reliance upon any such certificate, search, or receipt.

         3.4 Tenant may, at its own expense, contest in good faith and by appropriate proceedings, any tax, assessment, imposition or charge referred to in this Article 3, and to appeal any adverse determination, provided that Tenant shall have deposited with the fee mortgagee with respect to the Leased Premises (or, if the Leased Premises are not subject to a fee mortgage, with a national title insurance company designated by Landlord), if Landlord so requires, the amount of the item so contested (or, where permitted by law, paid the same under protest), together with such additional sums as may reasonably be required to cover interest or penalties accrued and to accrue on any such item or items, and provided, further, that no Event of Default shall have occurred and be continuing under the terms of this Lease. Any refund obtained by Tenant or Landlord (net of recovery costs) on account of taxes paid by Tenant shall be Tenant's sole property. If such contest involves real estate taxes, any additional taxes, interest, court costs, penalties and/or other charges directed to be paid as a result of such contest shall be forthwith deposited by Tenant with the fee mortgagee or title company (as the case may be), if Landlord so requires, to enable Landlord to comply with the adjudication of said contest. Nothing herein contained, however, shall relieve Tenant of the obligation and duty to pay and discharge such contested items, as finally adjudicated, with interest and penalties, and all other charges directed to be paid in or by any such adjudication, less such sums as shall have been deposited as aforesaid. Any such contest or legal proceeding shall be begun by Tenant as soon as reasonably possible after the imposition of any contested item and shall be prosecuted to final adjudication with all reasonable promptness and dispatch except, however, that Tenant may, in its discretion, consolidate any proceeding to obtain a reduction in the assessed valuation of the Leased Premises and the Improvements for real estate tax purposes relating to any tax year with any similar proceeding or proceedings relating to one or more other tax years. Anything to the contrary herein notwithstanding, Tenant shall pay all such contested items before the time when the Leased Premises or any part thereof might be forfeited as a result of nonpayment.

         3.5 At the commencement and expiration of the Term, all impositions and charges referred to in this Article 3 for the period or periods in which the Commencement Date or the Expiration Date (as the case may be) shall occur, whether accrued or prepaid (as the case may be), shall be apportioned between Landlord and Tenant in accordance with the usual practice and custom then in effect in the City, County and State where each property comprising the Leased Premises is located.

         3.6 If, by law, any assessment for a public improvement with respect to the Leased Premises or any Improvements situated thereon is payable, at the option of the taxpayer, in installments, Tenant may, whether or not interest shall accrue on the unpaid balance thereof, pay the same, and any accrued interest or any unpaid balance thereof, in installments, as each installment becomes due and payable, but in any event before any fine, penalty, interest, or cost may be added thereto for non-timely payment of any installment or interest.

                                    ARTICLE 4

                                  SUBORDINATION

         4.1 Subject to the terms and conditions contained herein, this Lease is subject and subordinate to all ground, overriding, or underlying leases, as well as, at the election of the holder of any such lease or mortgage, to all mortgages that may now or, subject to the provisions of Sections 4.2 and 4.3 below, hereafter affect such leases or the Leased Premises, and to all renewals, modifications, consolidations, replacements and extensions of any such leases and/or mortgages. This Section 4.1 shall be self-operative, and no further instrument of subordination shall be required by any such ground or underlying lessor or mortgagee who so elects. In confirmation of such subordination, Tenant shall execute promptly any reasonable certificate that Landlord, or any such lessor or mortgagee, may request.

         4.2 Landlord shall use diligent, good faith efforts to obtain a non-disturbance agreement substantially in the form hereinafter described from any existing mortgagees, but the failure to obtain the same shall not be a Landlord default, so long as Landlord uses good faith, diligent efforts. Landlord represents to Tenant that as of the date of this Lease there are no ground, overriding or underlying leases affecting the Leased Premises which are superior to this Lease. The subordination of this Lease to ground, overriding, or underlying leases entered into after the date of this Lease is subject to the express conditions that, so long as this Lease shall be in full force and effect in the event of termination of the term of any such ground, overriding, or underlying lease by reentry, notice, summary proceedings, or other action or proceeding, or if the term of such ground, overriding, or underlying lease shall otherwise terminate or expire before the termination or expiration of the Term of this Lease:

              (a) Tenant shall not be made a party to any action or proceeding to remove or evict Tenant or the tenant under such ground, overriding, or underlying lease, or to disturb its possession by reason of, or based upon, such termination or expiration of the term of such ground, overriding, or underlying lease; and

              (b) this Lease shall continue in full force and effect as a direct lease between Tenant and the then owner of the fee or the lessor of such ground, overriding, or underlying lease, as the case may be, upon all of the obligations of this Lease, except that said owner or lessor shall not;

                   (i) be liable for any previous act or omission of any prior landlord (including Landlord) under this Lease;

                   (ii) be subject to any offset that shall have theretofore accrued to Tenant against Landlord; or

                   (iii)  be bound by:

                         (x)  any previous modification of this Lease, not
expressly provided for in this Lease, where Tenant shall have, prior to such modification, received notice of such ground, overriding, or underlying lease; or

                         (y)  any previous prepayment of more than one month's
fixed rent or any additional rent then due,

unless such modification or prepayment shall have been expressly approved in writing by the owner of the fee or lessor of the superior lease.

         4.3 The subordination of this Lease to the liens of mortgages granted or modified by Landlord after the date of this Lease is subject to the express conditions that, so long as this Lease shall be in full force and effect:

              (a) Tenant shall not be named or joined in any action or proceeding to foreclose any such mortgage;

              (b) such action or proceeding shall not result in a cancellation or termination of the Term of this Lease;

              (c)  if the holder of any such mortgage becomes the owner of the fee or the assignee of any ground or underlying lease referred to in Section 4.1, or the lessee of any other lease given in substitution therefor, or if the Land or the Improvements shall be sold as a result of any action or proceeding to foreclose such mortgage, this Lease shall continue in full force and effect as a direct lease between Tenant and the then owner of the fee, the then lessee of such ground, overriding, or underlying lease, the lessee of any other lease given in substitution therefor, or such purchaser of the Land or Building, as the case may be, upon all of the obligations of this Lease, except that such owner, lessee, or purchaser shall not:

                   (i) be liable for any previous act or omission of any prior landlord (including Landlord) under this Lease;

                   (ii) be subject to any offset, not expressly provided for in this Lease, that shall have theretofore accrued to Tenant against Landlord; or

                   (iii)  be bound by:

                         (x)  any previous modification of this Lease where
Tenant shall have, prior to such modification, either received notice of such mortgage; or

                         (y)  any previous prepayment of more than one month's
fixed rent or any additional rent then due, unless such modification or prepayment shall have been expressly approved in writing by the holder of the superior mortgage through, or by reason of which, such owner, lessee, or purchaser shall have succeeded to the rights of Landlord under this Lease.

         4.4 If Tenant shall give Landlord any notice of a claimed default or breach by Landlord, Tenant agrees to give a similar written notice to the holder(s) of record of any fee mortgage(s) with respect to the Leased Premises, provided that Tenant has received written notice of the existence of such fee mortgage(s), including the name and address of the then holder(s) of such mortgage(s). Such notice(s) to be given by Tenant to the holder(s) of record of any fee mortgage(s) shall be sent by registered or certified mail to such holder(s) at their respective addresses specified in the mortgage instruments, or to any different address that they may designate for the purpose by written notice given to Tenant in the manner provided in this Lease for notices to be given to Tenant. Such mortgagee(s) shall be permitted to correct or remedy Landlord's breach or default within thirty (30) days after the last day on which Landlord may do so, and with like effect as if Landlord had done so. In the event, however, that such breach or default is of a nature that the same cannot be corrected or remedied by such mortgagee(s) without first obtaining possession of the Leased Premises from Landlord, and such mortgagee(s) inform Tenant that it (they) intend to cure following the obtaining of possession, the time hereinbefore allowed to such mortgagee(s) to cure shall be extended for the period necessary to obtain possession of the Leased Premises from Landlord. Tenant's failure to give any holder of a fee mortgage the notice provided in this paragraph shall not be deemed a default by Tenant under this Lease, but no notice given by Tenant to Landlord of any claim, default, or breach by Landlord shall be deemed legally effective until Tenant shall have given such notice to any and all such holders of fee mortgages with respect to the Leased Premises.

         4.5 In the event that any mortgagee comes into possession or ownership of the fee title to the Leased Premises, or acquires the leasehold interest of Landlord, by foreclosure of its mortgage, by proceedings on the underlying bond or debt, or otherwise, Tenant agrees to attorn to such mortgagee as its new lessor. In no event, however, shall Tenant be entitled to credit against such mortgagee in possession of the Leased Premises, or against any mortgagee or other party that otherwise becomes the new lessor of Tenant as provided in this
Section 4.5, for any Fixed Net Rent paid by Tenant to the predecessor of such mortgagee or other party for more than one (1) month in advance or any additional rent then due. The provisions for attornment hereinbefore set forth in this Article 4 shall not require the execution of any further instrument. However, if the holder of any fee mortgage and/or any party to whom Tenant agrees to attorn as aforesaid reasonably requests a further instrument expressing such attornment, Tenant agrees to execute the same in form reasonably acceptable to such mortgagee and/or party within fifteen (15) days after a request made do so in accordance with the provisions of this Lease, provided such instrument does not increase Tenant's obligations or adversely affect Tenant's rights.

                                    ARTICLE 5

                           USE OF THE LEASED PREMISES

         5.1 Except as otherwise provided in this Article 5, Tenant shall be permitted to use the Leased Premises as an automobile dealership, subject, however to:

              (a) the laws, ordinances, orders, rules and regulations (including, without limitation, zoning ordinances) now in effect or hereafter adopted by all governmental and quasi-governmental authorities having or asserting jurisdiction; and

              (b) such conditions, restrictions and other encumbrance, if any, to which the Leased Premises are subject at the date of this Lease.

         5.2 Notwithstanding anything to the contrary provided in Section 5.1, Tenant shall not use or occupy the Leased Premises, permit or suffer the same to be used or occupied and/or do, or permit or suffer anything to be done, in or on the Leased Premises or any part thereof, that would, in any manner or respect;

              (a) violate any certificate of occupancy in force relating to any Improvement situated on the Leased Premises (unless Tenant obtains an amendment to the certificate of occupancy in order to avoid such violation);

              (b) make void or voidable any insurance then in force with respect to the Leased Premises, or render it impossible to obtain fire or other insurance thereon required to be furnished by Tenant under this Lease;

              (c) cause structural or other injury to any of the Improvements, or constitute a private or public nuisance or waste; and/or

              (d) render the Leased Premises incapable of being used or occupied after the expiration or sooner termination of the Term of this Lease for the purposes for which the same were used and occupied on the Commencement Date (such use being automotive sales, servicing, leasing financing and automotive insurance).

         5.3 If Tenant proposes to change the use (including discontinuing any use) at a particular location as an automobile dealership, Tenant shall provide Landlord with written notice, including a description of the proposed use, the name and credit information of any user, the date when the use is proposed to change, and the basic business terms of the proposed transaction. Within 30 days after receipt of Tenant's notice, (i) Landlord shall inform Tenant whether or not Landlord consents to the change in use or (ii) Landlord may, at its option, notify Tenant that it has elected to recapture such portion of the Leased Premises, in which event this Lease shall terminate as to such portion at the end of such 30 day period, or such later date as Tenant proposed to change the use. If Landlord does not elect the option in clause (ii) of the preceding sentence, Landlord's consent shall not be unreasonably withheld. Among the factors Landlord may consider are whether the change may cause the loss of certain "grandfathered" zoning or use rights to use such location as an automobile dealership.

         5.4 Nothing contained in this Lease, and no action or inaction by Landlord, shall be deemed or construed to mean that Landlord has granted to Tenant any right, power, or authority to do any act, or to make any agreement, that may create, give rise to, or be the foundation to any right, title, interest, lien, charge, or other encumbrance upon the estate of Landlord in the Leased Premises.


                                    ARTICLE 6

                         NO REPRESENTATIONS BY LANDLORD

         6.1 (a) Tenant acknowledges to Landlord that Tenant has examined Landlord's title to, as well as the physical condition of, the Leased Premises prior to the execution and delivery of this Lease and has found the same to be satisfactory to it for all purposes hereof. In view thereof, Tenant has accepted the Leased Premises "AS IS" and "WHERE IS" without any representation or warranty by Landlord of any kind or nature, including, without limitation as to Landlord's title to the Leased Premises, the physical and environmental condition of the Leased Promises or the use or occupancy that may be made of the Leased Premises.

              (b) Tenant assumes the sole responsibility for the condition, operation, maintenance and management of the Leased Premises, and Landlord shall not be required to furnish any facilities or services or make any repairs or alterations thereto. Without limiting the foregoing, Tenant shall have no claims or recourse against Landlord with respect to the condition (including environmental conditions) or permitted uses of the Leased Premises as of the date of this Lease, and Tenant hereby waives any such claims against Landlord.


                                    ARTICLE 7

              LANDLORD NOT LIABLE FOR FAILURE OF WATER SUPPLY, ETC.

         7.1  Landlord shall not be liable for:

              (a) any failure of water supply, gas, or electric current, nor for any injury or damage to person or property for any reason whatsoever, including, without limitation, that caused by or resulting from:

                   (i) hurricane, tornado, flood, wind, or similar storms or disturbances; or

                   (ii) the leakage or flow of gasoline, oil, gas, electricity, steam, water, rain, or snow from the street, sewer, gas mains, tanks, wires, lines, any subsurface area, any part of the Improvements, pipes, appliances, plumbing works, or any other place; or

              (b) any interference with light or other incorporeal hereditaments by anybody, or caused by operations by or of any public or quasi-public work.


                                    ARTICLE 8

                                TENANT TO REPAIR

         8.1 Tenant shall take good care of the Leased Premises and of the improvements now or hereafter situated thereon, both inside and outside, and keep the same and all parts thereof (including, without limitation the generality thereof, the roofs, foundations and appurtenances thereto, together with any and all alterations, additions and improvements therein or thereto) in good order and condition, suffering no waste or injury. Subject to the terms of
Section 8.3 and Articles 13 and 20 below, Tenant shall, at Tenant's expense, promptly make all needed repairs and replacements, structural or otherwise, ordinary and extraordinary, in and to the Improvements now or hereafter erected upon the Leased Premises, including, but not limited to sidewalks, curbs, water, electric lines, and gas connections, pipes and mains, and all other fixtures, machinery and equipment now or hereafter belonging to or used in connection with the Leased Premises (whether or not located thereon) or used in the operation of the Improvements. All such repairs and replacements shall be of good quality sufficient for the proper maintenance and operation of the Leased Premises and the Improvements thereon, and shall be constructed and, subject to Section 9.2 below, installed in compliance with all requirements of all governmental authorities having jurisdiction thereof, and of the Board of Fire Underwriters or any successor thereof. Tenant shall not permit the accumulation of waste or refuse matter, nor permit anything to be done upon the Leased Premises or the Improvements that would invalidate or prevent the procurement of any insurance policies that may at any time be required pursuant to the provisions of Article
12. Tenant shall not obstruct, or permit the obstruction of, any street, road, walk, or sidewalk located on or adjoining the Leased Premises, except as may be permitted by all governmental authorities having jurisdiction thereof, and shall keep any sidewalks adjoining the Leased Premises clean and free of snow and ice.

         8.2 Landlord shall not, under any circumstance, be required to build on the Leased Premises, or to make any repairs, restorations, replacements, alterations, or renewals of any nature or description to the Leased Premises or to any of the Improvements, whether interior or exterior, ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen, to make any expenditure whatsoever in connection with this Lease, or to inspect or maintain the Leased Premises in any way. Tenant hereby waives the right to make repairs, restorations, replacements, alterations, or renewals at the expense of Landlord pursuant to any law. Additionally, Tenant shall not make any claim or demand upon, or bring any action against, Landlord for any loss, cost, injury, damage, or other expense caused by any failure or defect, structural or non-structural, of the Leased Premises or any part thereof.

         8.3 Notwithstanding anything to the contrary contained in Section 8.1 above, but subject in all respects to the provisions of Section 8.2 above, and further provided that Tenant is not in default under this Lease beyond any applicable notice and/or grace period, Tenant shall have the right to elect not to make any structural repair or structural repairs in or to the Leased Premises (however, Tenant shall continue to be obligated with respect to non-structural repair or repairs) during the last two (2) years of the Term, provided, and upon the conditions, that:

              (a) Tenant shall give to Landlord written notice of such election, which notice shall describe the repair or repairs to which such notice relates with reasonable detail and set forth Tenant's good faith estimate of the cost and expense of performing the same;

              (b) if the need for such repair or repairs shall result from condemnation, then, notwithstanding anything to the contrary provided in this Lease, Tenant shall have no right to assert any claim against the condemning authority, or to receive any award or damages therefrom, for consequential damage to the portion of the Leased Premises not taken or for restoration costs and/or expenses (all such claims and rights to claim, as well as all such awards and/or damages, in such circumstances being hereby irrevocably and unconditionally assigned by Tenant to Landlord), which awards and/or damages shall be payable to Landlord in addition to the amounts described in subsections
(a) and (b) of Section 20.3 below and in reduction of any amount payable to Tenant pursuant to subsection (c) of Section 20.3, and the terms of Section 20.3 shall not apply thereto;

              (c) if the need for such repair or repairs shall result from the happening of an event as to which insurance is, or is required to be, maintained by Tenant pursuant to the terms of this Lease, then, notwithstanding anything to the contrary provided in this Lease:

                   (i) Landlord shall be entitled to adjust the loss with Tenant's insurance carrier and to settle the same (in Tenant's name, if required), without obtaining Tenant's consent thereto;

                   (ii) Landlord shall be entitled to receive and retain for its own account any and all insurance proceeds becoming available in connection therewith (Tenant hereby irrevocably and unconditionally assigning to Landlord all of Tenant's right, title and interest in and to such proceeds), and any such proceeds received by Tenant shall be received as trust funds for Landlord's account and shall be promptly remitted by Tenant to Landlord; and

                   (iii) in the event that the proceeds of insurance provided by Tenant actually received by Landlord shall be insufficient to compensate Landlord for the entire loss, whether due to an insufficiency in coverage or otherwise, Tenant shall pay to Landlord, as additional rent hereunder within ten
(10) days after Landlord's demand therefor, the amount of the shortfall;

              (d) neither the failure of such repair or repairs to be made nor Landlord's election to make the same pursuant to subsection (f) below shall:

                   (i)   entitle Tenant to terminate this Lease;

                   (ii) permit Tenant to a reduction or abatement of, or a credit or off-set against, the full Fixed Net Rent and/or additional rent otherwise thereafter becoming due hereunder; nor

                   (iii) otherwise affect or diminish, in any manner or respect whatsoever, any of Landlord's rights and/or Tenant's other obligations under this Lease;

              (e) notwithstanding the foregoing, Tenant shall make such repair or repairs at its sole cost and expense, as set forth in Section 8.1, if (x) the need for such repair or repairs shall result other than from condemnation and other than from the happening of an event as to which insurance is, or is required to be, maintained by Tenant pursuant to this Lease and (y) the failure to make such repair or repairs shall or could:

                   (i) create or lead to an unsafe condition of any nature whatsoever;

                   (ii) result in the invalidation of any policy or policies of insurance maintained, or required to be maintained, by Tenant pursuant to the terms of this Lease, or result in the reduction of the coverage provided, or to be provided, thereunder; or

                   (iii) constitute a crime or an offense punishable by fine or imprisonment (including, without limitation, result in the filing of a violation against the Leased Premises or the issuance of any other order or directive to make such repair or repairs by any governmental agency or authority having jurisdiction); and

              (f) if the failure to make such repair or repairs shall or could constitute a default under any fee mortgage or if the nature of such repair or repairs is such that Tenant would be required to make the same pursuant to subsection (e) above but for the provisions of sub-subsection (x) of such subsection (e), Tenant shall, if Landlord so elects in its sole discretion, afford Landlord with all necessary and/or desirable access to the Leased Premises so as to enable Landlord to perform such repair or repairs for its own account, and Tenant shall otherwise cooperate with Landlord in connection with the same in all reasonable respects.

In the event that Landlord shall make a demand upon Tenant pursuant to sub-subsection (iii) of subsection (c) above and Tenant shall dispute the amount claimed by Landlord, the dispute shall be resolved, upon the petition of either party, by an arbitration conducted by the parties in accordance with the provisions of Article 21 below. Tenant's obligations under subsections (b) and
(c) and, if applicable, subsection (e) of this Section 8.3 shall survive the expiration or sooner termination of the Term.

                                    ARTICLE 9

                TENANT TO COMPLY WITH LAWS; ENVIRONMENTAL MATTERS

         9.1  Tenant shall, at Tenant's expense, promptly comply with:

              (a) the requirements of every applicable statute, law, ordinance, regulation, or order now or hereafter made by any Federal, State, County, municipal, or other public body, department, bureau, officer or authority, with respect to:

                   (i) the Leased Premises, the Improvements and appurtenances thereto;

                   (ii) the use or occupation of the Leased Premises and the Improvements, including the making of any alteration or addition in or to any structure upon, connected with, or appurtenant to, the Leased Premises; and

                   (iii) the removal of any encroachment, but only if required to do so by order of any court, department, or bureau having jurisdiction;

              (b) the requirements of all easements, restrictions and other documents existing of record as of the date of this Agreement of Lease and/or hereafter granted by Landlord with the prior written consent or joinder of Tenant, which consent or joinder shall not be unreasonably withheld or delayed by Tenant; and

              (c) any applicable regulation or order of the Board of Fire Underwriters, Fire Insurance Rating Organization, or other body having similar functions, whether or not such compliance involves structural repairs or changes, whether or not such compliance is required on account of any particular use to which the Leased Premises, the Improvements, or any part thereof may be put, whether or not any such statute, law, ordinance, requirement, regulation, or order is of a kind now within the contemplation of the parties hereto and regardless of the cost thereof

         9.2 Provided that non-compliance therewith shall not constitute a crime or an offense punishable by fine or imprisonment, and provided, further, that no Event of Default shall have occurred and be continuing under the terms of this Lease, Tenant may, at Tenant's expense, contest the validity of any such law, ordinance, regulation, order, or requirement, and such non-compliance by Tenant during such contest, provided that such contest shall be diligently prosecuted, shall not be deemed a breach of this covenant, provided that, before the commencement of such contest, Tenant shall furnish to Landlord, if Landlord so requires, either:

              (a) the bond of a surety company reasonably satisfactory to Landlord, which bond shall:

                   (i) be, as to its provisions and form, reasonably satisfactory to Landlord, but in any event such as will cause the discharge of any lien on Landlord's fee title to the Leased Premises;

                   (ii) be in an amount at least equal to one hundred and ten per centum (110%) of the estimated cost of such compliance but not less than required to discharge any such lien; and

                   (iii) indemnify Landlord against the cost of such compliance, as well as against all liability for any damages, interests, penalties and expense (including reasonable fees of attorneys or counsel), resulting from or incurred in connection with such contest or non-compliance; or

              (b) other security, in lieu of such bond that is reasonably satisfactory to Landlord as to form and amount.

         9.3 (a) Subject to Section 9.2 above, Tenant shall conduct, and cause to be conducted, all operations and activity at the Leased Premises in compliance with, and shall in all other respects applicable to the Leased Premises comply with, all applicable present and future federal, state, municipal and other governmental statutes, ordinances, regulations, orders, directives, guidelines and other requirements, and all present and future requirements of common law, concerning the environment (hereinafter called "ENVIRONMENTAL STATUTES") including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Sections 9601 et seq., the Clean Air Act, 42 U.S.C. Sections 7401 et seq., and the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq., those relating to the generation, use, handling, treatment, storage, transportation, release, emission, disposal, remediation or presence of any material, substance, liquid, effluent or product, including, without limitation, hazardous substances, hazardous waste or hazardous materials, those concerning conditions at, above or below the surface of the ground and those concerning conditions in, at or outside of buildings.

              (b) Tenant, in a timely manner, shall obtain and maintain in full force and effect all permits, licenses and approvals, and shall make and file all notifications and registrations, as required by Environmental Statutes. Tenant (subject to Tenant's right to contest as elsewhere provided) shall at all times comply with the terms and conditions of any such permits, licenses, approvals, notifications and registrations.

              (c) Tenant shall provide to Landlord copies of the following, forthwith after each shall have been submitted, prepared or received by Tenant or any affiliate of Tenant: (i) all applications and associated materials submitted to any governmental agency relating to any Environmental Statute; (ii) all permits, licenses, approvals, and amendments or modifications thereof, obtained under any Environmental Statute; and (iii) any notice of violation, summons, order, or complaint, received by Tenant or any occupant of the Leased Premises pertaining to compliance with any Environmental Statute.

                  (d) Tenant, without the prior written consent of Landlord, shall not install or cause, suffer or permit the installation of, any above or underground storage tank at the Leased Premises. If Tenant does install or cause, suffer or permit the installation of any such tank, Tenant shall comply with all applicable laws as to its installation, maintenance, operation and closure, including any requirement for the maintenance of liability insurance with respect to risks associated with any such tank. If such liability insurance is required to be maintained, Landlord shall be named as an additional insured thereunder. Upon termination of this Lease, Landlord shall have the option of requiring that Tenant, at Tenant's sole cost and expense, remove any tank installed by Tenant and any associated contaminated material and other contamination and perform all tests required by Landlord and any required by Environmental Statutes and any other applicable governmental requirements and provide Landlord and all required government agencies with the results of such tests in such form as reasonably required by Landlord or as required by law.

                  (e) Tenant shall not cause or suffer or permit to occur at, in, on or under the Leased Premises any generation, use, manufacturing, refining, transportation, emission, release, treatment, storage, disposal, presence or handling of hazardous substances, hazardous wastes or hazardous materials (as such terms are now or hereafter defined under any Environmental Statute) (herein called "HAZARDOUS SUBSTANCES"), except that construction materials (other than asbestos or polychlorinated biphenyls), office equipment, fuel and similar products and cleaning solutions, and other maintenance materials that are or contain Hazardous Substances, and other Hazardous Substances which are contained in a suitable and safe manner, may be used, generated, handled or stored on the Leased Premises, provided such is incident to and reasonably necessary for the operation and maintenance of the Leased Premises as an automobile dealership and service center or other uses permitted hereunder and is in compliance with all Environmental Statutes and all other applicable governmental requirements. Should any release of any Hazardous Substance occur at the Leased Premises, Tenant shall promptly contain, remove and dispose of off the Leased Premises, such Hazardous Substances, and any material that was contaminated by the release and remedy and mitigate all threats to human health or the environment relating to such release as and to the extent required by applicable Environmental Law. When conducting any such measures, Tenant shall comply with Environmental Statutes.

                  (f) If the use of the Leased Premises by Tenant, or any operation or activity conducted at the Leased Premises during the Term of this Lease, shall be such as requires, under any present or future Environmental Statute, the obtaining of an approval (herein called an "ENVIRONMENTAL APPROVAL OF TRANSFER OR CHANGE") by any governmental agency, or an acknowledgment by such agency that such approval is not required, (i) in order to change or transfer ownership of the Leased Premises, (ii) in order to change or transfer Tenant's interest in this Lease or any interest in Tenant or in any entity which directly or indirectly controls Tenant or (iii) in connection with: (A) cessation of all or any operations or activity at the Leased Premises for any reason or (B) a change in or transfer of any operations or activity at the Leased Premises or
(C) the expiration or termination of this Lease (each of the transactions and occurrences referred to in the foregoing clauses (i), (ii) or (iii) being hereinafter called a

"CHANGE"), Tenant, at Tenant's sole cost and expense, shall, in compliance with all Environmental Statutes, apply for, and prior to the Change deliver to Landlord, a copy of the required approval or acknowledgment and Tenant shall perform or cause to be performed all remedial actions required by such governmental agency for the issuance of the approval, in whole or in part by reason of Tenant's use of the Leased Premises or operations or activities at the Leased Premises during the Term of this Lease; provided that as to any Change which is a change or transfer of ownership of the Leased Premises or of an interest in Landlord or in any entity which directly or indirectly controls Landlord, Tenant shall instead (x) promptly comply with any request of Landlord to provide such information, statements or affidavits as to operations and activities at the Leased Premises during the Term of this Lease, and as to the use of the Leased Premises by Tenant, as may be determined by Landlord to be necessary, (y) either promptly perform or, at the option of Landlord, reimburse Landlord within 15 days after demand for Landlord's costs of, all remedial actions required by any governmental agency for issuance of the Environmental Approval of Transfer or Change and (z) pay, or reimburse Landlord for, all other costs and expenses which are attributable to the existence of Tenant's tenancy or to Tenant's use of the Leased Premises or to any operation or activity at the Leased Premises during the Term of this Lease and were incurred to obtain such required approval or acknowledgment, Tenant covenants, represents and warrants that any application, statement or information made or provided by or through Tenant pursuant to this subsection shall be true and complete. If there should be an Environmental Statute which requires an Environmental Approval of Transfer or Change, but such requirement shall not have been made applicable by Tenant's use of the Leased Premises or operations or activities conducted at the Leased Premises during the Term of this Lease, and if an official statement of such non-applicability shall be obtainable from the applicable governmental agency, then, whether or not the obtaining of such statement is required by law, Tenant, at Tenant's sole cost and expense, shall obtain and deliver such statement to Landlord before the change occurs (in the case of a change described in clause
(ii) or clause (iii) above) or promptly upon request of Landlord (in the case of a change described in clause (i) above).

                  (g) Tenant agrees to permit Landlord and its authorized representatives to enter, inspect and assess the Leased Premises at reasonable times for the purpose of determining Tenant's compliance with the provisions of this Section 9.3.

                  (h) Tenant hereby agrees to indemnify and to hold harmless Landlord of, from and against any and all expense, loss or liability suffered by Landlord by reason of Tenant's breach of any of the provisions of this Section 9.3, including, but not limited to, (i) any and all expenses that Landlord may incur in complying with any Environmental Statutes, (ii) any and all costs that Landlord may incur in studying, assessing, containing, removing, remedying, mitigating, or otherwise responding to, the release of any Hazardous Substance or waste at or from the Leased Premises, (iii) any and all costs for which Landlord may be liable to any governmental agency for studying, assessing, containing, removing, remedying, mitigating, or otherwise responding to, the release of a Hazardous Substance or waste at or from the Leased Premises, (iv) any and all fines or penalties assessed, or threatened to be assessed, upon Landlord by reason of a failure of Tenant to comply with any obligations, covenants or conditions set forth in this Section 9.3 and (v) any and all legal fees and costs incurred by Landlord in connection with any of the foregoing.

                  (i) No subsequent modification or termination of this Lease by agreement of the parties, or otherwise shall be construed to waive, or to modify, any provisions of this Section 9.3, unless the termination or modification agreement or other document so states in writing and makes specific reference to this Section 9.3.

                                   ARTICLE 10

                              INTENTIONALLY OMITTED

         10.1 Intentionally omitted.

                                   ARTICLE 11

                          NET LEASE; NON-TERMINABILITY

         11.1 This Lease is a net lease, and the Fixed Net Rent, additional rent and all other sums payable hereunder to, or on behalf of, Landlord shall be paid without notice or demand and without setoff, counterclaim, abatement, suspension, deduction, or defense. Landlord and Tenant each hereby further agree and confirm that, notwithstanding anything to the contrary contained in this Lease, it is the purpose and intent of both Landlord and Tenant that the rents payable under this Lease shall be absolutely net to Landlord, so that this Lease shall yield, net to Landlord, the Fixed Net Rent specified herein in each year during the Term.

         11.2 Except as otherwise expressly provided herein, this Lease shall not terminate, nor shall Tenant have any right to terminate this Lease or be entitled to the abatement of any rent or any reduction thereof, nor shall the obligations hereunder of Tenant be otherwise affected, any present or future law to the contrary notwithstanding, by reason of:

                  (a) any damage to, or the destruction of, the Leased Premises, the Improvements, or any portion thereof, from whatever cause;

                  (b) the taking of the Leased Premises, the Improvements, or any portion thereof by condemnation or otherwise, except as, and to the extent, provided to the contrary in Article 20 below;

                  (c) the prohibition, limitation, or restriction of Tenant's use of the Leased Premises, the Improvements, or any portion thereof (including, without limitation, any diminution in the amount of space usable by Tenant at the Leased Premises caused by legally required changes in the construction, equipment, fixture, motors, machinery, operation or use of the Leased Premises), or the interference with such use by any private person or entity;

                  (d) Tenant's acquisition of the fee ownership of the Leased Premises or the Improvements; or

                  (e) any other cause whatsoever, whether similar or dissimilar to the foregoing,

it being the intention of the parties hereto that the Fixed Net Rent and additional rent reserved hereunder shall continue to be payable in all events, and the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall be terminated pursuant to an express provision of this Lease.

         11.3 Except as provided in Article 20 below, Tenant waives all rights now or hereafter conferred by law to:

                  (a) quit, terminate, or surrender this Lease or the Leased Premises, the Improvements or any part thereof; or

                  (b) any abatement, suspension, deferment, or reduction of the Fixed Net Rent, additional rent, or any other sums payable under this Lease, regardless of whether such rights shall arise from any present or future constitution, statute, or rule of law.

                                   ARTICLE 12

                                    INSURANCE

         12.1 Throughout the Term, Tenant shall, at its own cost and expense:

                  (a) keep the Improvements insured against loss or damage by fire, windstorm, and other perils included in so-called "All Risk" or Special Form Insurance policies and also including coverage for floods, earthquakes, and sinkholes. Insurance amounts shall be provided for 100% of the full replacement cost value of buildings and other land improvements. Coverage extensions shall include: Replacement Cost Value with a Coinsurance Waiver or Agreed amount Endorsement, and Demolition and Increased Cost of Construction (Law and Ordinance). Such insurance shall:

                           (i) be issued by insurance companies authorized to do
business in the State where the Leased Premises are located and be rated in the latest publication of A.M. Best rating guide or equivalent rating guide at A:IX or A:VIII or greater, under insurance policies in form and content reasonably satisfactory to Landlord;

                           (ii) be carried in the name, and in favor, of
Landlord, Tenant and any fee mortgagee(s), as their respective interests may appear;

                           (iii) effectively provide that the respective
interests of Landlord and any fee mortgagee(s) shall not be subject to cancellation by reason of any act or omission of Tenant without sixty (60) days' prior written notice of such cancellation, however, when cancellation is for nonpayment of premium the insurance company may cancel the policy by giving at least ten (10) days prior written notice of such cancellation;

                           (iv) subject to the requirements of any fee
mortgagee, provide that the loss, if any, under any such policies shall be adjusted by Tenant, that Landlord may participate in the loss adjustment, and Landlord may adjust the loss if Tenant fails to do so, and provide that the loss shall be paid by the insurance company or companies as provided in Section 12.7; and

                           (v) provide Business Interruption or Rental Value
insurance including coverage for the continuing rental obligations under this Lease on an Actual Loss Sustained basis in amounts not less than 12 months insurable value with loss payable endorsement thereunder in favor of the Landlord; and

                           (vi) provide Comprehensive Boiler & Machinery
insurance covering all pressure vessels, boilers, mechanical and electrical equipment at the Leased Premises. This coverage shall include Extra Expense and insurance for the continuing rental obligations under this Lease. Insurance amounts shall be as reasonably required by Landlord, but not less than $5 million per accident; and

                           (vii) provide such other insurance as may from time
to time be reasonably required by the Landlord as insurance against insurable hazards that are customarily and generally required to be insured with respect to similar promises, with due regard for the height, depth and type of the Improvements, their construction and their use and occupancy.

                  (b) provide Landlord and any fee mortgagee(s) with public liability insurance policies which insurance shall comply with the requirements of subsections 12.1 (a)(i) and (iii) and shall provide at least the following:

                           (i) Commercial General Liability covering the Leased
Premises and operations of the Tenant in amounts not less than $1 million per occurrence and $2 million in the annual aggregate per location and including coverage for Products and Completed Operations Liability;

                           (ii) Commercial Automobile Liability, including
Garage Liability, covering all Owned, Hired, Non Owned Automobiles including customer and demonstrator vehicles, any other vehicle usual to the Tenant's business in amounts not less than $1 million per accident;

                           (iii) Garagekeepers Legal Liability providing
coverage for vehicles of others in the possession of the automobile dealer for physical damage to those vehicles;

                           (iv) Workers Compensation and Employers Liability,
which coverage shall meet the statutory requirements of the state in which the Leased Premises is located;

                           (v) Umbrella Liability in excess of the Commercial
General, Automobile, Garage, and Employers Liability in amounts not less than $10,000,000 per occurrence and in the annual aggregate;

                           (vi) all Third Party liability policies shall name
the Landlord and any fee mortgagee(s) as an "Additional Insured" and be evidenced by a certificate of insurance policy endorsement specifically indicating the Landlord's and any fee mortgagee(s) Additional Insured status;

                           (vii) other insurance as is customary to the
operations of the Tenant or as may reasonably be required by the Landlord as good commercial practice would dictate,

In the event of any dispute between Landlord and Tenant with respect to the amount of general liability coverage to be maintained by Tenant and/or the types and amounts of such other insurance as Landlord may reasonably require Tenant to carry from time to time, as above provided, such dispute shall be arbitrated pursuant to the provisions of Article 21 of this Lease.

                  12.2 Tenant shall procure policies for the insurance required to be carried pursuant to Section 12.1 for periods of from one (1) to five (5) years, as Tenant shall elect, and shall deliver to Landlord original certificates thereof with evidence, by stamping or otherwise, of the payment of the premiums thereon. Any such policies shall contain a loss payable endorsement which shall provide that (i) the loss, if any, under such policies shall be paid by the insurance companies as provided in Section 12.7 below, (ii) the insurer will not cancel or modify such policy except after sixty (60) days prior written notice to Landlord, however, if the cancellation is for nonpayment of premium, the insurance company may cancel the policy after ten (10) days' prior written notice to Landlord, and (iii) any loss payable thereunder shall not be invalidated by any act or neglect of the Tenant, nor by any foreclosure or other proceedings or notice of sale relating to the Leased Premises nor by any change in the title or ownership of said property, nor by the occupation of the locations for purposes more hazardous than are permitted by the Policy.

                  12.3 All premiums and charges for Tenant's insurance policies (including, without limitation, for the insurance policies required to be carried pursuant to Section 12.1) shall be paid by Tenant. If Tenant shall fail to make any such payment when due, or shall fail to carry any such policy, the provisions of Article 14 shall apply.

                  12.4 Tenant shall pay the premiums for Tenant's initial policies of insurance required hereunder and all renewals thereof not later than the due date thereof so as to prevent a lapse of coverage. Prior to the expiration of each policy of insurance, Tenant shall deliver to Landlord a certificate of such renewal policy with evidence, by stamping or otherwise, of the payment of the premiums thereon. If any such premiums shall not be paid when due or if such a certificate of any renewal policy required to be delivered hereunder shall not be so delivered, the provisions of Article 14 shall apply.

                  12.5 Tenant shall not violate, or permit to be violated, any of the conditions or Provisions of any such policy, and Tenant shall so perform and satisfy the reasonable requirements of the companies writing such policies.

                  12.6 Tenant shall not carry separate insurance, concurrent in coverage or contributing in the event of loss with any insurance required to be furnished by Tenant under the provisions of this Article 12, if the effect of such separate insurance would be to reduce the protection or the payment to be made under said insurance required to be furnished by Tenant, unless Landlord and any fee mortgagee(s) (where the insurance required to be carried requires the inclusion of the fee mortgagee(s)) are included as additional insureds, with loss payable as hereinabove provided. Tenant shall promptly notify Landlord of the issuance of any such separate insurance and shall cause such policies or certificates of insurance to be delivered to Landlord and any fee mortgagee(s) as provided in this Article 12.

                  12.7 The loss proceeds of any fire and extended coverage insurance shall be:

                           (a) if less than Five Hundred Thousand ($500,000.00)
Dollars, paid to Tenant as a trust fund, to be deposited in a separate bank account maintained by Tenant and used, applied and paid to the repair and restoration of the damage of the Improvements on the Leased Premises (such $500,000 figure shall be increased every five years by the corresponding increase in the CPI); or

                           (b) if in excess of Five Hundred Thousand
($500,000.00) Dollars (such $500,000 figure shall be increased every five years by the corresponding increase in the CPI), paid to, and deposited with, the Depositary, which shall hold, apply, and make available the proceeds of such insurance to pay the cost of repair of the damage and replacement or rebuilding of the Improvements as more particularly provided in Article 13.

                  12.8 In the event that Landlord receives any rent insurance proceeds, Tenant shall be credited therefor as payments made to Landlord on account of Fixed Net Rent and additional rent payable by Tenant.

                                   ARTICLE 13

                                FIRE OR CASUALTY

                  13.1 If, during the Term of this Lease, the Improvements now or hereafter erected upon the Leased Premises shall be destroyed or damaged, in whole or in part, by fire, as a result, directly or indirectly, of war, by act of God, or by reason of any other cause or causes whatsoever (whether or not insurable), Tenant shall give prompt notice thereof to Landlord and file prompt proof of loss with the appropriate insurance company or companies (if insured). At Tenant's own cost and expense, Tenant shall thereafter promptly repair, replace and rebuild the Improvements, at least to the extent of the value and as nearly as practicable to the character of the Improvements existing immediately prior to such occurrence. Such repairs, replacements, or rebuilding shall be made by Tenant in accordance with the following terms and conditions:

                           (a) the same shall be made in accordance with plans
and specifications therefor, if required by law;

                           (b) at least ten (10) days before commencing such
work, Tenant shall notify Landlord of Tenant's intention to commence the same, and Tenant shall pay the increased premiums, if any, charged by the insurance companies carrying insurance on the Improvements in order to cover the additional risk during the course of such work;

                           (c) before commencing any such work:

                                    (i) plans and specifications therefor shall
be filed and approved by all governmental departments and other authorities having jurisdiction thereof;

                                    (ii) a firm estimate for the cost of such
work shall be obtained;

                                    (iii) Tenant shall, at its own cost and
expense, deliver to Landlord appropriate endorsements to be attached to, and made part of, the fire and liability policies more particularly described in
Article 12, which endorsements shall cover all of the risks concerned during the course of such work and shall be in form and content reasonably satisfactory to Landlord;

                           (d) such work shall be commenced within one hundred
twenty (120) days after settlement shall have been made with the insurance companies and the insurance monies shall have been turned over to Tenant or the Depositary as provided in Article 12 hereof and all necessary governmental approvals shall have been obtained; and

                           (e) such work shall be completed:

                                    (i) within a reasonable time after the
commencement of the same, due regard being had to conditions;

                                    (ii) free and clear of all lines and
encumbrances; and

                                    (iii) in accordance with the plans and
specifications therefor,

Any dispute with respect to any of the insurance endorsements referred to in subsection (c)(iii) above shall be determined by arbitration as hereinafter provided.

                  13.2 The Depositary shall, provided that this Lease shall then be in full force and effect, apply the net proceeds of any insurance deposited with it to the payment of the cost of such repairing or rebuilding as the same progresses, payments to be made against properly certified vouchers of a competent architect in charge of the work selected by Tenant. The Depositary shall advance out of such insurance proceeds, toward each payment to be made by or on behalf of Tenant, the amount that shall bear the same portion to such payment as the whole amount received by the Depositary shall bear to the total estimated cost of the repairing or rebuilding, except, however, if the contract provides for a retainage, the Depositary shall withhold from each amount so to be paid by it ten percent (10%) as a retainage until:

                           (a) the work of repairing or rebuilding shall have
been completed; and

                           (b) reasonable proof is furnished to the Depositary
and Landlord that no lien or liability has attached, or will attach, to the Leased Premises, to the Improvements, or to Landlord in connection with such repairing or rebuilding.

If at any time the total estimated cost of the repairs or rebuilding shall exceed the amount of the net proceeds of such insurance received by the Depositary, the Depositary shall require of Tenant that, before such repairing or rebuilding be commenced or continued, the Depositary be secured by a surety bond or cash equal to the amount of the excess of such estimated cost over the net insurance proceeds as security for the due completion, within a reasonable time, of such repairs or rebuilding. The total cost of all such rebuilding shall, at all events, be borne by Tenant without any contribution thereto by Landlord. If the insurance proceeds shall exceed the cost of repairs or rebuilding, the balance remaining after payment of the cost of repairs or rebuilding shall be paid over and belong to Tenant.

                  13.3 If:

                           (a) the work of repairing, replacing, or rebuilding
such damage or destroyed Improvements shall not have been commenced within the one hundred twenty (120) day period (subject to force majeure causes) provided for in subdivision (d) of Section 13.1; or

                           (b) such work, after commencement, shall not be
expeditiously proceeded with, unless such work is delayed by strikes, lockouts, labor disputes, or other causes unavoidable or reasonably beyond the control of Tenant,

Landlord shall have the right to terminate this Lease and the Term by giving Tenant not less than thirty (30) days written notice of Landlord's intention so to do, and, upon the expiration of the date fixed in such notice, this Lease and the Term shall wholly cease and expire, and the insurance proceeds received and receivable under any and all policies of insurance shall be retained by Landlord, or by any mortgagee of the fee to whom the same day be payable, as their interests may appear, without claim thereon by Tenant, but Tenant shall continue liable as provided in Article 17 hereof. Any dispute under this Section
13.3 shall be determined by arbitration as hereinafter provided.

                  13.4 Except as provided in Section 13.3, this Lease shall not terminate or be affected in any manner by reason of the destruction or damage, in whole or in part, of the Improvements, or by reason of the untenantability of the Improvements or the Leased Premises, and the Fixed Net Rent reserved in this Lease, as well as all other charges payable hereunder to the extent that the same are not actually paid pursuant to rent insurance, shall be paid by Tenant in accordance with the terms, covenants and conditions of this Lease, without abatement, diminution, or reduction.

                                   ARTICLE 14

                           LANDLORD MAY CURE DEFAULTS

                  14.1 If Tenant shall default in:

                           (a) making any payment required to be made by Tenant
under this Lease and such default is not cured within any applicable notice and/or grace period pursuant to Section 16.1 hereof after written notice has been given under Article 29 below; or

                           (b) performing any term, covenant, or condition of
this Lease on the part of Tenant to be performed and such default is not cured within the applicable grace period pursuant to Section 16.1(b) hereof, Landlord may, at its option (but shall not be obligated to do so) and for the account of Tenant, make such payment or expend such sum as may be necessary or desirable to perform and fulfill such term, covenant, or condition. However, no such payment or expenditure by Landlord shall be deemed a waiver of Tenant's default, nor shall the same affect any other remedy of Landlord by reason of such default.

                  14.2 Any and all sums paid or expended by Landlord pursuant to
Section 14.1, as well as any other out of pocket cost or expense (including, without limitation, reasonable attorneys fees, disbursements and court costs) incurred by Landlord in instituting, prosecuting, or defending any action or proceeding instituted by reason of, or relating to, any default by Tenant under this Lease (provided, however, that, as to such costs and expenses related to an action or proceeding, Landlord prevails therein), shall:

                           (a) be repaid by Tenant to Landlord as additional
rent under this Lease within 30 days after Landlord's written demand therefor;
and

                           (b) bear interest from the date of Landlord's payment
or expenditure thereof to the date of Tenant's repayment of the same to Landlord, both dates inclusive, at the rate of two (2%) percent per annum plus the so-called prime, base, index, or reference interest rate publicly announced by The Chase Manhattan Bank, N.A., from time to time in effect (but in no event in excess of any then lawful maximum interest rate then applicable to Tenant).

                                   ARTICLE 15

  BANKRUPTCY, INSOLVENCY, REORGANIZATION, LIQUIDATION OR DISSOLUTION OF TENANT

                  15.1 The occurrence of any of the following events at any time during the Term shall constitute and be deemed a material breach of this Lease and a default by Tenant, entitling Landlord, at its option to exercise such remedies as may be available to it at law or in equity, including, to the extent permitted by applicable law, to cancel and terminate this Lease upon giving Tenant a thirty (30) day notice in writing of Landlord's intention so to do, whereupon this Lease shall terminate and come to an end at the expiration of said thirty (30) days as if said expiration date were the time originally fixed for the termination of this Lease, and Tenant shall quit and surrender the Leased Premises and the Improvements to Landlord:

                           (a) the filing of a petition by or against Tenant
under this Lease and/or by or against any guarantor of the obligations of Tenant under this Lease (herein called a "GUARANTOR") under the provisions of the United States Bankruptcy Act, or under the provisions of any other federal or state law of similar import now or hereafter in effect, for an arrangement, reorganization, adjudication of bankruptcy and/or any other relief thereunder;

                           (b) the dissolution or liquidation of Tenant under
this Lease and/or any Guarantor, or the commencement of any action or proceeding by or against Tenant under this Lease and/or any Guarantor for its dissolution or liquidation, that shall be other than a voluntary dissolution, liquidation, spinoff, split-off, or other similar proceeding pursuant to the United States Internal Revenue Code whereby the assets of Tenant and/or such Guarantor are distributed to its stockholders or to a partnership comprised of any such stockholders;

                           (c) the appointment of a permanent receiver or a
permanent trustee of all or substantially all of the property of Tenant under this Lease and/or any Guarantor or the commencement of any action or proceeding by or against Tenant and/or such Guarantor for such appointment;

                           (d) the seizure of the property of Tenant under this
Lease and/or any Guarantor by any governmental officer or agency pursuant to statutory authority for the dissolution, rehabilitation, reorganization or liquidation of Tenant and/or such Guarantor; or

                           (e) the assignment by Tenant under this Lease and/or
any Guarantor of its property for the benefit of creditors,

However, if any event described in subsection (a), (b), (c), or (d) occurs and is not voluntarily initiated or commenced by Tenant and/or such Guarantor, or on behalf of Tenant and/or such Guarantor, the event in question shall not constitute or be deemed a default hereunder provided that the same is removed or remedied by appropriate discharge or dismissal of the action or proceeding concerned, and the discharge or any receiver, trustee, or other judicial custodian appointed for the property of Tenant and/or such Guarantor within one hundred twenty (120) days from the commencement date of such action, proceeding, or appointment.

                  15.2 It is stipulated and agreed that, in the event of the termination of this Lease pursuant to Section 15.1 hereof, Landlord, at its election, shall forthwith be entitled to recover from Tenant, as and for liquidated damages an amount computed pursuant to Section 17.2 hereof.

                           If the Leased Premises, or any part thereof, is
re-let by Landlord for the unexpired portion of the Term, or any part thereof, before presentation of proof of such liquidated damages to any court, commission, or tribunal, the amount of rent reserved upon such reletting shall be prima facie evidence that it is the fair and reasonable rental value for such part or the whole of the Leased Premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of Landlord to prove for and obtain, as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount is greater or less than, or equal to, the amount of the difference referred to above.

                                   ARTICLE 16

                                 DEFAULT CLAUSES

                  16.1 Upon the occurrence of any of the following events (hereinafter called "EVENTS OF DEFAULT"), Landlord shall have the right, at Landlord's option, in addition to exercising its remedies under Section 16.4 and/or Articles 14 or 17, to terminate this Lease and the Term, as well as all of the right, title and interest of Tenant in and to the Leased Premises hereunder, by giving Tenant ten (10) days' notice in writing of such termination, whereupon this Lease and the Term, as well as all of the right, title and interest of Tenant in and to the Leased Premises, shall wholly cease and expire in the same manner, and with the same force and effect (except as to Tenant's liability), as if the date fixed by such notice were the expiration date of the Term:

                           (a) if Tenant shall fail to pay any installment of
Fixed Net Rent, any other item of additional rent, or any part thereof as and when the same shall become due and payable, and such default shall continue for a period of five (5) business days after written notice from Landlord, provided no such notice shall be required more than three times in any 12 month period;

                           (b) subject to Section 16.2 below, if Tenant shall
violate, fail to comply with, or fail to perform any other covenant, term or condition of this Lease, other than requiring payment of a sum of money, and such default shall continue for a period of thirty (30) days after written notice from Landlord;

                           (c) if any execution or attachment shall be issued
against Tenant or any of Tenant's property, whereby the Leased Premises or the Improvements shall be taken or occupied, or attempted to be taken or occupied by someone other than Tenant, and such condition shall continue for a period of thirty (30) days after written notice from Landlord; or

                           (d) if Tenant's right, title and interest in this
Lease, or the estate of Tenant hereunder, shall be transferred or passed to, or devolve upon, any other person, firm, or corporation, except in the manner provided in this Lease.

On or before the expiration of the ten (10) days' termination notice referred to above, Tenant shall immediately quit and surrender the Leased Premises, the Improvements and each and every part thereof to Landlord, and Landlord may enter into or repossess the Leased Premises and the Improvements by summary or other suitable proceedings.

                  16.2 If any of the events described in subsection (b) of
Section 16.1 occurs and is of such a nature that it cannot practicably be cured and remedied within the applicable notice period, an Event of Default shall not be deemed to exist with respect thereto if Tenant shall:

                           (a) commence the work, or initiate the action,
required to cure and remedy such event promptly within the applicable notice period; and

                           (b) thereafter prosecute such work or action in good
faith diligently to completion.

                  16.3 No default shall be deemed waived by Landlord unless such waiver is confirmed in a writing signed by Landlord.

                  16.4 In the event that Tenant shall fail to make any payment of Fixed Net Rent or additional rent required to be paid pursuant to this Lease on or before the due date for the payment thereof (without regard to the notice and grace provisions provided for in Section 16.1), the same shall accrue interest from and after such due date and until Tenant's payment thereof at a rate equal to two (2%) per annum plus the so-called prime, base, index, or reference interest rate publicly announced by The Chase Manhattan Bank, N.A., from time to time in effect (but in no event in excess of any then lawful maximum interest rate then applicable to Tenant). In addition to the foregoing interest, as well as in addition to the other remedies available to Landlord for a default by Tenant under this Lease and otherwise at law and in equity, in the event that Tenant shall fail to make any payment of Fixed Net Rent or additional rent required to be paid pursuant to this Lease on or before the due date for the payment thereof (without regard to notice and grace provisions provided in Section 16.1), Tenant shall pay to Landlord, as additional rent, in addition to such payment and interest, a charge equal to five (5%) percent of such late payment in reimbursement for Landlord's administrative and other expenses in connection with handling and processing such late payment. Neither this Section 16.4 nor any other provision of this Lease shall require the payment of interest in excess of the maximum amount permitted by law. If any excess of interest in such respect is provided for, or shall be adjudicated to be so provided for, Tenant shall not be obligated to pay such interest in excess of the maximum amount permitted by law, the right to demand the payment of any such excess shall be, and hereby is, waived and any such excess interest nonetheless paid to Landlord shall be promptly returned to Tenant.

                                   ARTICLE 17

                               LANDLORD'S REMEDIES

                  17.1 Upon the occurrence of any Event of Default,

                           (a) Landlord or its agents or representatives may
with or without terminating the Lease re-enter and resume possession of the Leased Premises and the Improvements, either by summary proceedings or by a suitable action or proceeding at law or otherwise, without being liable for any damages therefor, and no such reentry by Landlord shall be deemed an acceptance of a surrender of this Lease;

                           (b) the rent (the aggregate of all Fixed Net Rent,
CPI Rent and additional rent) shall become due thereupon and be paid up to the time of such reentry, dispossess and/or termination, together with such counsel fees and expenses as Landlord may incur in connection therewith;

                           (c) Landlord may, in its own name, but as agent for
Tenant (if this Lease is not terminated) or on its own behalf (if this Lease is terminated):

                                    (i) relet the whole or any portion of the
Leased Premises and/or the Improvements for any period equal to, or greater or less than, the remainder of the Term, for any sum that it deems reasonable (including, without limitation, free rent concessions), to any tenant that it may deem suitable and satisfactory and for any use and purpose that it may deem appropriate; and

                                    (ii) in connection with any such reletting,
make such changes in the character of the Improvements as Landlord may determine to be appropriate or helpful in effecting such lease, provided, however, that Landlord shall, in no event, be:

                           (d) Notwithstanding anything in this Article 17,

                                    (i) Landlord shall not be under any
obligation to relet the Leased Premises or the Improvements other than to undertake commercially reasonable efforts to do so; and

                                    (ii) Landlord shall not be required to pay
to Tenant any surplus of any sums received by Landlord on a reletting of the Leased Premises or the Improvements in excess of the Fixed Net Rent and additional rent reserved in this Lease;

                           (e) Tenant shall pay to Landlord an amount equal to
any out-of-pocket costs and expenses (including, without limitation, attorneys' fees, disbursements and court costs) incurred by Landlord in re-entering, repairing and reletting of the Leased Premises and the Improvements, as well as all costs and expenses incurred by Landlord for the care of the Leased Promises and the Improvements while vacant, which amounts shall be due and payable by Tenant to Landlord at such time or times as such costs and expenses shall have been incurred by Landlord; and

                           (f) Unless this Lease has terminated, Tenant shall
also pay to Landlord, at the same time as its other rent obligations are payable, as damages for the failure of Tenant to observe and perform Tenant's covenants herein contained, any deficiency for each month of the period that would have otherwise constituted the balance of the Term between:

                                    (i) Fixed Net Rent and additional rent
hereby reserved and/or covenanted to be paid for such month; and

                                    (ii) the net amount, if any, of the rents
collected for such month on account of any re-letting of the Leased Premises,

and, in computing such damages, there shall be added to the deficiency such out-of-pocket expenses as Landlord may incur in connection with re-letting, including, without limitation, legal expenses, attorneys' fees, disbursements and court costs, brokerage and the costs and expenses of keeping the Leased Premises in good order and preparing the same for reletting,

The damages described in subsection (f) shall be paid in installments by Tenant on the rent day specified in this Lease, and any suit brought by Landlord to collect the amount of the deficiency for any period shall not prejudice in any way the right of Landlord to collect the deficiency for any subsequent period by a similar action or proceedings. Nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term of this Lease would have expired if it had not been so terminated by reason of Tenant's default.

                  17.2 Upon the termination of this Lease by Landlord, Landlord shall, at its sole discretion, in lieu of the damages described in subsection
(f) of Section 17.1, be entitled to receive, as liquidated damages, an amount equal to the difference between:

                           (a) the aggregate of all Fixed Net Rent and CPI Rent
and additional rent reserved hereunder for the then unexpired portion of the Term (conclusively presuming that the CPI Rent and the additional rent for each year included in such unexpired portion of the Term will escalate at the rate of three (3%) per annum), discounted to present value at a rate equal to the prime, base, index or refinance interest rate publicly announced by The Chase Manhattan Bank, N.A., in effect as of the date of default minus 2% per annum; and

                           (b) the then fair and reasonable rental value of the
Leased Premises for the same period, likewise discounted.

If the Leased Premises, or any part thereof, is re-let by Landlord for the unexpired portion of the Term, or any part thereof, before presentation of proof of such liquidated damages to any court, commission, or tribunal, the amount of rent reserved upon such reletting shall be prima facie evidence that it is the fair and reasonable rental value for such part or the whole of the Leased Premises so re-let during the term of the re-letting.

                  17.3 Landlord, at its option, may make such alterations, replacements and/or decorations in and to the Leased Premises and/or the Improvements as Landlord, in Landlord's sole judgment, considers advisable and necessary for the purpose of re-letting the Leased Premises and/or the Improvements for similar uses, and the making of such alterations, replacements and/or decorations shall not operate, or be construed, to release Tenant from liability hereunder as aforesaid.

                  17.4 Landlord shall not be liable to Tenant in any respect whatsoever for Landlord's failure to re-let the Leased Premises and/or the Improvements provided that it has undertaken commercially reasonable efforts to do so or, in the event that the Leased Premises and/or the Improvements are re-let, for Landlord's failure to collect the rent thereof under such re-letting. No such failure shall relieve Tenant's liability for, and obligation to pay, all of the amounts which Landlord shall be entitled under this Article 17 or otherwise at law or in equity.

                  17.5 In the event of a breach by Tenant or Landlord of any of the covenants or provisions of this Lease, the non-breaching party shall have the right of injunction, as well as to invoke any remedy allowed at law or in equity, as if re-entry, summary proceedings and other remedies were not herein provided for.

                  17.6 Nothing contained in this Article 17 shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

                                   ARTICLE 18

                          TENANT TO INDEMNIFY LANDLORD

                  18.1 Tenant shall not do any act or thing upon the Leased Premises or the Improvements, or permit any such act or thing to be done, that may subject Landlord to any liability by reason of any illegal business or conduct upon the Leased Premises or the Improvements or by reason of any violation of law or of any legal requirement of public authority, or by reason of any other cause whatsoever. In addition to the provisions of Section 9.3(h) above, Tenant agrees to defend and shall indemnify and hold Landlord harmless for, from and against and from any and all liability, fines, suits, claims, demands, actions, costs and expenses of each and every kind or nature whatsoever to the fullest extent permitted by law (including, without limitation, reasonable attorneys' fees, disbursements and court costs) due to or arising out of any:

                       (a) breach, violation, or non-performance of any term, covenant, or condition of this Lease on the part of Tenant to be fulfilled, kept, observed, or performed; and/or

                       (b) injury to any person or persons (including, without limitation, the death of any person or persons) or damage to any property occurring in or about the Leased Premises and/or the Improvements at any time during the Term, whether or not such injury or damage is occasioned by Tenant's use and occupancy of the Leased Premises and/or the Improvements, by any use or occupancy that Tenant may permit or suffer to be made thereof.

If Tenant is required to defend any action or proceeding pursuant to this
Article 18 to which Landlord is made a party, Tenant shall do so through counsel reasonably acceptable to Landlord (provided, however, that counsel selected by Tenant's insurance carrier shall be deemed to be acceptable to Landlord), Landlord shall reasonably cooperate with Tenant's counsel in connection with resolving the action or proceeding, provided, however, that Landlord shall not be required to expend any money with respect thereto or to undertake any action not consistent with its own best interests. Landlord shall be entitled to participate in such defense, at its election, by counsel of its own choosing and at Tenant's expense, and Tenant and its counsel shall consult and otherwise cooperate with Landlord's counsel in all reasonable respects in connection with such participation provided that neither Tenant nor its counsel shall be required to expend any money with respect thereto and such participation by Landlord does not limit or render void any liability of any insurer of Landlord or Tenant hereunder in respect to the claim or matter in question. Tenant's liability under this Article 18 shall be reduced by the net proceeds actually collected on any insurance effected by Tenant on the risks in question for Landlord's benefit, recovered by Landlord under Tenant's policies. However, nothing contained in this Article 18 shall vary the insurance requirements contained in Article 12.

                                   ARTICLE 19

                                MECHANICS' LIENS

                  19.1 Notice is hereby given that Landlord shall not be liable for any labor or materials furnished, or to be furnished, to Tenant, and that no mechanic's or other lien for any such labor or materials shall attach to, or otherwise affect, the reversion or other estate or interest of Landlord in and to the Leased Premises or the Improvements.

                  19.2 Tenant covenants that, whenever and as often as any mechanic's lien shall have been filed against the Leased Premises or the Improvements, other than any mechanic's lien that shall have been filed based upon any act or omission of Landlord or anyone acting on behalf of Landlord, Tenant shall forthwith (and in any event, within thirty (30) days) take such action, by bonding, deposit, or payment, as will remove or satisfy the lien.

                                   ARTICLE 20

                                  CONDEMNATION

                  20.1 If, at any time during the Term, any person or corporation, municipal, public, private or otherwise, shall lawfully condemn and acquire title to all or substantially all of the Leased Premises in or by condemnation proceedings in pursuance of any law, general, special, or otherwise, or by agreement between Landlord, Tenant and those authorized to exercise such right:

                       (a) this Lease and the Term shall terminate and expire on the date of such taking; and

                       (b) the Fixed Net Rent and additional rent herein reserved and provided to be paid by Tenant shall be apportioned and paid to the date of such taking.

                  20.2 If less than all or substantially all of the Leased Premises shall be taken as aforesaid, (i) if it is economically infeasible for Tenant to operate its business in the manner so operated immediately prior to the taking (any disputes as to such infeasibility shall be subject to arbitration in the manner provided in Article 21), Tenant may terminate this Lease as to the location so taken, and in all other cases (ii) this Lease and the Term shall continue notwithstanding such taking, but the Fixed Net Rent thereafter payable by Tenant shall be equitably apportioned and reduced, as and from the date of such partial taking, which apportionment and reduction shall be made only as and when the particular award shall ultimately be received by Landlord. If Landlord and Tenant cannot mutually agree upon such equitable apportionment and reduction, it shall be determined by arbitration in the manner provided in Article 21.

                  20.3 In the event of a partial condemnation where Tenant is obligated to restore, the net proceeds of the award shall be made available to Tenant for such purpose. The rights of Landlord and Tenant in and to the award and/or damages which are not used for restoration upon any taking of all or a portion of the Leased Premises (including, without limitation, the value of the fee estate of Landlord, the value of the leasehold estate of Tenant, the consequential damages to the part of the Leased Premises not taken and the cost of reconstruction) shall be determined as follows:

                       (a) first, Landlord shall be entitled to receive the aggregate amount, with interest thereon, that shall represent compensation for:

                           (i) the value of Landlord's reversionary estate and
interest in and to the entire Leased Premises or the portion of the Leased Premises taken, as the case may be; and

                           (ii)  if the entire Leased Premises shall not be
taken, the amount of any consequential damages to Landlord's reversionary estate and interest in and to the portion of the Leased Premises not taken;

                       (b) second, to the extent that the award and/or damages upon such taking shall be sufficient therefor, Landlord shall be entitled to receive an amount, with interest thereon, equal to the "Lost Rental Compensation" (as such term is defined below); and

                       (c) third, Tenant shall be entitled to receive any balance of the award and/or damages remaining after Landlord shall be paid the amounts described in subsections (a) and (b) above,

In the event that the total amount of the award and/or damages upon any taking of all or a portion of the Leased Premises shall be insufficient to pay Landlord all of the amounts described in subsections (a) and (b) above, Tenant shall pay to Landlord, within thirty (30) days after Landlord's written demand therefor as additional rent under this Lease, the amount of the deficiency with interest thereon, it being the intent and understanding of the parties that Landlord shall receive from Tenant and/or the condemning authority, as the case may be, and retain for its own account, in an events whatsoever, a net payment to the sum of the amounts described in subsections (a) and (b) above, with interest thereon. Tenant's obligation to pay any deficiency and/or interest to Landlord hereunder shall survive the termination and/or expiration of this Lease and/or the Term. As such term is used in this Section 20.3, the term "LOST RENTAL COMPENSATION" shall mean, either:

                       (a) as to a taking that shall result in the termination Of this Lease and the Term pursuant to Section 20.1 above, an amount equal to the aggregate of the Fixed Net Rent reserved hereunder for the then unexpired portion of the Term (conclusively presuming that the CPI Rent for each year included in such unexpired portion of the Term will be the same as was payable for the year immediately preceding the termination of this Lease), discounted to present value at a rate equal to two (2%) percent below the so-called prime, base, index, or reference interest rate publicly announced by The Chase Manhattan Bank, N.A., in effect as of the date of the taking; or

                       (b) as to a taking that shall not result in the termination of this Lease and the Term pursuant to Section 20.1 above, an amount equal to the aggregate of the reductions in the Fixed Net Rent reserved hereunder pursuant to Section 20.2 above for the then unexpired portion of the Term (conclusively presuming that the CPI Rent for each year included in such unexpired portion of the Term will be the same as was payable for the year immediately preceding the termination of this Lease), discounted to present value at a rate equal to two (2%) percent per annum less than the so-called prime, base, index, or reference interest rate publicly announced by The Chase Manhattan Bank, N.A., in effect as of the date of the taking.

                  20.4 If any or all of the amounts due to Landlord pursuant to
Section 20.3 above shall not be fixed in the proceedings for such taking in accordance with the agreement of the parties set forth in Section 20.3, and if the parties shall not agree in writing as to the unfixed amount or amounts to be paid to Landlord thereunder within ninety (90) days after the date of the final determination in such proceedings, such unfixed amount or amounts shall be determined by arbitration in the manner provided in Article 21.

                  20.5 Except as otherwise provided elsewhere herein, if the Improvements shall be damaged or partially destroyed by any taking of less than all or substantially all of the Leased Premises, Tenant shall proceed, with reasonable diligence and at Tenant's own cost and expense, to conduct any necessary demolition and to repair, replace, or rebuild any remaining part of the Improvements not so taken, so as to constitute such remaining part thereof a complete and rentable building, in good condition and repair, having a configuration, design and suitability for nature of use as similar as is practicable under the circumstances to the configuration, design and suitability for nature of use of the Leased Premises immediately prior to the taking. Tenant shall cause to be paid to an independent Depositary reasonably satisfactory to Landlord in trust, any portion of the award and/or damages upon such condemnation to be received and retained by Tenant pursuant to the terms in
Section 20.3 above, to apply the same to cost and expense of such demolition, repair, replacement and rebuilding by whatsoever incurred, If such amount received and retained by Tenant is insufficient to pay for the cost of such demolition, repair, replacement and/or rebuilding, Tenant shall make up the deficiency at its own cost and expense. Conversely, if such amount received and retained by Tenant is more than sufficient to pay the cost of such demolition, repair, replacement and/or rebuilding, the amount of any excess remaining after such demolition, repair, replacement and/or rebuilding is completed and the cost thereof is fully paid shall belong to Tenant. The provisions of Articles 5, 8, 9, 13, 18 and 19 shall apply to the work required to be done under this Section
20.5 and to the disbursement of the condemnation proceeds.

                  20.6 If, at any time during the Term, any person or corporation, municipal, public, private, or otherwise, shall lawfully condemn and acquire the temporary use of the

Leased Premises in or by condemnation proceedings in pursuance of any law, general, special, or otherwise, or by agreement with Landlord, Tenant and those authorized to exercise such right:

                       (a) the Term shall not be reduced or affected in any way;

                       (b) Tenant shall continue to pay the full Fixed Net Rent and additional rent herein reserved and provided to be paid by Tenant; and

                       (c) Tenant shall be entitled to make claim for, recover and retain any award or awards, whether in the form of rental or otherwise, recovered in respect of such possession or occupancy, provided, however, that, if such possession or occupancy shall extend beyond the date fixed as the Expiration Date, the award shall be apportioned between Landlord and Tenant as of such date.

                                   ARTICLE 21

                                   ARBITRATION

                  21.1 In the event of a dispute between Landlord and Tenant with respect to any issue of fact (other than one determined by a condemnation court) arising out of a taking referred to in Article 20, or specifically mentioned and provided for elsewhere in this Lease as a matter to be decided by arbitration, such dispute shall be determined by arbitration as provided in this
Article 21.

                  21.2 Landlord and Tenant shall each appoint as an arbitrator a fit and impartial person from a panel proposed by the American Arbitration Association who shall have had at least ten (10) years' experience in the City, County and State where the property is located in a calling connected with the subject matter of the dispute. Such appointment shall be signified in writing by each party to the other. If either Landlord or Tenant shall fail to appoint an arbitrator as set forth in this Section 21.2 for a period of twenty (20) days after written notice from the other party to make such an appointment, then the arbitrator appointed by the party who shall have made such an appointment shall appoint the second arbitrator.

                  2 1.3 The arbitrators, after being duly sworn to perform their duties with impartiality and fidelity, shall proceed with all reasonable dispatch to determine the question submitted, by first appointing an umpire, whose determination shall be conclusive in the event that the arbitrators and the umpire shall fail to render their decision within thirty (30) days after their appointment. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and the award of the arbitrators and/or umpire shall be binding, final and conclusive and non-appealable by the parties. The decision of the arbitrators and/or umpire shall be rendered within thirty (30) days after their appointment, and such decision shall be in writing and in duplicate, one counterpart thereof to be delivered to each of the parties. If within ten (10) days after their appointment, the arbitrators fail to agree upon the identity of the person to act as umpire, such umpire shall be appointed by the American Arbitration Association from its qualified panel of arbitrators, and shall be a person having at least ten (10) years' recent experience as to the subject matter in question.

                  21.4 If an umpire is appointed as provided in Section 21.3, the arbitrators and the umpire, after the umpire is duly sworn to perform his or her duties with impartiality and fidelity, shall proceed with all reasonable dispatch to determine the question submitted.

                  21.5 The fees of the arbitrators and any umpire, as well as the expenses incident to the proceedings, shall be borne by the party whose written position stated before the commencement of the arbitration, is furthest from the determination of the arbitrator (or, if neither party's position is upheld, such fees and expenses shall be borne by the parties equally). The fees of respective counsel engaged by the parties, and the fees of expert witnesses and other witnesses called or engaged by the parties, shall be paid by the respective party engaging such counsel or calling or engaging such witnesses.

                  21.6 Wherever in this Lease it is provided that Landlord's consent or approval shall not be unreasonably withheld (or word of like import), if Landlord shall withhold its consent or approval such adverse determination by Landlord shall be an arbitrable dispute as provided in this Article 21. Ten (10) days after Tenant's receipt of Landlord's adverse determination, Landlord's determination shall be conclusive, unless prior to the end of such 10 day period Tenant shall give notice of demand for arbitration under this Article 21, in which event Landlord, within 10 days after receipt of Tenant's demand, shall (if Landlord has not already done so) specify in writing Landlord's reasons for the adverse determination. Anything in this Article 21 to the contrary notwithstanding, (i) the proceeding referred to in this Section 21.6 shall occur on an expeditious basis, with all time periods for performance at any stage of the arbitration proceeding to be 10 days, rather than 20 or 30 days as provided above, and (ii) the losing party shall pay all costs of such arbitration, including the legal fees and witness or expert fees of the prevailing party. The submission to arbitration in accordance with this Lease shall be the sole remedy of Tenant as respect to any consent or approval which may not be unreasonably withheld. If a determination is made by the arbitrators that the withholding of consent or approval was unreasonable the arbitrators shall annul such withholding of consent or approval. Except for the costs and expenses referred to above, no damages of any kind, and no other monetary or other remedy may be awarded in such circumstances, it being agreed that such annulment shall be Tenant's sole remedy.

                                   ARTICLE 22

                                     SHORING

                  22.1 To the extent required by law, Tenant shall allow an adjoining owner desiring to excavate on its promises, or a municipality desiring to excavate a nearby street, to enter onto the Leased Premises and the Improvements and shore up a perimeter wall during such excavation. Tenant shall, at Tenant's own expense, repair, or cause to be repaired, any damage caused to any part of the Leased Premises and/or the Improvements because of any excavation, construction work, or other work of a similar nature that may be done on any property adjoining or adjacent to the Leased Premises, and Landlord hereby releases to Tenant any and all rights to sue for and/or recover against such adjoining owners, or the parties causing such damages, the amounts expended or injuries sustained by Tenant because of the provisions of this Article 22 requiring Tenant to repair any damages sustained by such excavations, construction work, or other work.

                                   ARTICLE 23

                              WAIVER OF REDEMPTION

                  23.1 Tenant, for itself and for all persons claiming through or under it, hereby expressly waives any and all rights which are or may be conferred upon Tenant by any present or future law to redeem the Leased Premises, or to any new trial in any action of ejectment under any provision of law, after re-entry thereupon, or upon any part thereof, by Landlord, or after any warrant to dispossess or judgment in ejectment. If Landlord shall have acquired possession of the Leased Premises by summary proceedings, or in any other lawful manner without judicial proceedings, it shall be deemed a re-entry within the meaning of that word as used in this Lease.

                                   ARTICLE 24

                            [INTENTIONALLY OMITTED.]



                                   ARTICLE 25

                           COVENANT OF QUIET ENJOYMENT

                  25.1 If, and for so long as, Tenant shall pay the Fixed Net Rent and additional rent reserved by or payable pursuant to this Lease, and shall perform and observe all of the other terms, covenants ad conditions herein contained on the part of Tenant to be performed and observed, Tenant shall quietly enjoy the Leased Premises, subject, however, to the terms, covenants and conditions of this (including, without limitation, the terms of Article 34), to the ground leases, underlying leases, overriding leases and mortgages referred to in Article 4 and to the matters relating to title. However, no failure by Landlord to comply with the foregoing covenant shall give Tenant any right to cancel or terminate this Lease, to abate, reduce, or make any deduction from, or offset against, the Fixed Net Rent or additional rent payable under this Lease, or to fail to perform any other obligation of Tenant hereunder.

                                   ARTICLE 26

                                   NON-MERGER

                  26.1 There shall not be a merger of:

                       (a) Tenant's interest in this Lease or the leasehold estate created hereby;

                       (b) Tenant's interest in the improvements; or

                       (c) the fee estate in the Leased Premises or any part thereof,

by reason of the fact that the same person may acquire, own, or hold, directly or indirectly, all or part of the interests or estates described in subsections
(a), (b) and/or (c) above and no such merger shall occur unless and until all persons (including, without limitation, Landlord, Tenant and all mortgagees) having an interest in all of such interests and estates shall join in a written instrument effecting such merger and shall duly record the same.

                                   ARTICLE 27

                      WAIVER OF COUNTERCLAIM AND JURY TRIAL

                  27.1 In the event that Landlord shall commence any summary proceeding or action for non-payment of rent or of additional rent hereunder, Tenant shall not interpose any counterclaim of any nature or description in such proceeding or action. The parties hereto waive a trial by jury on any or all issues arising in any action or proceeding between them or their successors under or connected with this Lease or any of its provisions, any negotiations in connection therewith, or Tenant's use or occupation of the Leased Premises.

                                   ARTICLE 28

                            ASSIGNMENT AND SUBLETTING

                  28.1 Provided that no Event of Default shall have occurred and be continuing under this Lease and except as hereinafter provided in this
Article 28, Tenant shall have the right to assign this Lease and Tenant's rights hereunder, whether in whole or in part, or to sublet the entire, or portions of, the Leased Premises only with Landlord's prior written consent, which shall not be unreasonably withheld. As to any assignment or subletting in which the use shall be and remain a new car automobile dealership and activities incidental thereto, Landlord's prior consent shall not be required, so long as all of the following conditions are met: (i) such assignment or subletting is made concurrently with the sale of, or move by Tenant of, substantially all of the business and assets of an automobile dealership franchise being operated at such property by Tenant or its subsidiary immediately prior to such assignment or subletting

(however, in the case of a move from such location by Tenant or its subsidiary, another automobile dealership franchise is to be operated thereon) to the assignee or subtenant, and such operation is and shall remain a new car automobile dealership and activities incidental thereto, (ii) such assignee or subtenant has been qualified and approved by the automobile manufacturer, and
(iii) a security deposit equivalent to one month's rent shall be deposited with Landlord, and (iv) Tenant's liability hereunder and the Guaranty of Tenant's performance hereunder by Sunbelt Automotive Group, Inc., its successors and assigns, ("Guarantor") following such subletting shall remain in full force and effect and Tenant and said Guarantor shall confirm the same in writing at the request of Landlord.

                  28.2 In connection with any assignment or subletting (whether or not approved or required to be approved by Landlord) Tenant and the assignee or subtenant shall each comply with the following terms, covenants and conditions, which shall be conditions precedent thereto:

                       (a) Tenant shall give Landlord written notice of each such assignment or subletting, as well as of the effective date thereof, not less than ten (10) days prior to the execution of such assignment or sublease;

                       (b) such assignment or subletting shall be in writing, duly executed and acknowledged by Tenant and the assignee (and by the sublessee, in the case of a subletting) in proper form for recording, and in form prepared by or reasonably approved by Landlord;

                       (c) a duplicate original of such assignment or sublease shall be delivered to Landlord not more than ten (10) days after the execution of such assignment or sublease;

                       (d) the business to be conducted on the Leased Premises by such assignee or subtenant shall:

                           (i) be permitted pursuant to the then existing
Certificate of Occupancy for the Leased Premises or pursuant to any revised or amended Certificate of Occupancy obtained by Tenant or by the assignee or subtenant; and

                           (ii) not render the Leased Premises incapable of
being used or occupied after the expiration or sooner termination of the Term of this Lease for the purposes for which the same were use and occupied on the Commencement Date.

                       (e) such assignment or sublease shall be consistent with, and subordinate and subject to, all of the terms, covenants and conditions of this Lease;

                       (f) if the transaction in question is an assignment, Landlord shall receive, prior to the effective date thereof, an original counterpart of an instrument, signed by the assignee in recordable form, pursuant to which the assignee agrees to unconditionally assume all of the obligations of this Lease on the part of the tenant hereunder to perform from and after the effective date thereof;

                       (g) if the transaction in question is a sublease, the expiration date of the Term thereof shall not be later than one (1) day prior to the Expiration Date hereunder;

                       (h) if the transaction in question is a sublease, the sublease shall contain a provision to the effect that (i) such sublease is subject and subordinate to all of the terms and provisions of this Lease and to the rights of Landlord hereunder, (ii) in the event this Lease shall terminate or be rejected before the expiration of such sublease, the sublessee either will at Landlord's option, attorn to Landlord or waive any right the sublessee may have to terminate the sublease or surrender possession thereunder, as a result of the termination of this Lease and (iii) in the event the subleasee thereunder receives a written notice from Landlord stating that Tenant is under default under this Lease beyond any applicable notice or cure period, that the sublessee shall then and after be obligated to pay all rentals accruing under said sublease directly to Landlord such notice, or as Landlord may otherwise direct, unless and until notified otherwise by Landlord;

                       (i) notwithstanding anything herein to the contrary, no proposed assignment of this Lease by Tenant or subletting of all or a portion of the Leased Premises shall be permitted if such assignment or subletting would provide for a rental or other payment for the leasing, use, occupancy or utilization of all or any portion of the Leased Premises based, in whole or in part, on the income or profits derived by any person from the property so leased, used, occupied or utilized other than an amount based on a fixed percentage or percentages of gross receipts or sales.

No such assignment or sublease shall release, or otherwise affect or reduce, the obligations of Tenant under this Lease or of any guarantors of this Lease.

                  28.3 (a) Tenant shall have the right, without the consent of Landlord, to assign this Lease or sublet the Leased Premises or portions thereof to any "Related Entity" or "Successor Entity" (as hereinafter defined), provided, however, that Tenant and such Related Entity or Successor Entity shall by jointly and severally liable for all of the covenants and obligations of Tenant in this Lease. As used herein, the term "RELATED ENTITY" means any entity controlled by Tenant, but only if such assignee or sublessee entity continues to remain at all times controlled by Tenant while such entity is a tenant or sublessee with respect to all or any portion of the Leased Premises, and the term "SUCCESSOR ENTITY" means any entity resulting from the merger, consolidation or acquisition of all or substantially all of the assets and business or a majority of the voting stock or voting control of Tenant. Notwithstanding the foregoing, an assignment or subletting to a Successor Entity may be made without Landlord's consent on any two occasions and thereafter shall be subject to Landlord's consent under this Article 28.

                       (b) For the purposes of this Lease, the sale or issuance of stock or other interests of Tenant (other than a public offering or the sale of Tenant's stock on a publicly traded stock exchange) or a merger or consolidation or other transaction whereby control of Tenant's interest in this Lease and/or all or any portion of this Leased Premises is transferred shall be an "assignment" subject to the provisions of this Article 28, unless made with or to a Related Entity or Successor Entity, in which event Section 28.3(a) shall be applicable.

                  28.4 In determining whether to consent to Tenant's proposed assignment or subletting, the Landlord my consider all factors which in Landlord's reasonable business judgment, are pertinent to such decision, and the parties agree that the following, without limitation, are examples of such factors:

                       a. Whether the financial strength of the proposed assignee (including net worth and working capital) are sufficient to assure the future performance by such assignee of its obligation under this Lease;

                       b. The character, business reputation, and managerial skills of the assignee or subtenant;

                       C. Whether the assignee or subtenant, has substantial experience in the sale, service and leasing of motor vehicles or other uses permitted by this Lease; and

                       d. Whether the use of the Leased Premises by the proposed assignee or subtenant is identical to the use conducted prior to such assignment or subletting.

                  In the event a dispute should arise between Landlord and Tenant as to whether Landlord has acted reasonably in failing to give its consent to any proposed assignment or sublease, Tenant's sole remedy shall be an action for an arbitration on such issue pursuant to Article 21 above, and in no event shall Landlord be liable to Tenant for any damages (direct or consequential) allegedly suffered by Tenant or any such assignee or subtenant as a result of such failure to consent.

                  28.5 (a) Any consent by Landlord to an assignment or subletting or use or occupancy by others shall be held to apply only to the specific transaction thereby authorized and shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting or use or occupancy by others, including, but not limited to, a subsequent assignment or subletting by any trustee, receiver, liquidator, or personal representative of Tenant, nor shall the references anywhere in this Lease to subtenants, licensees and concessionaires be construed as a consent by Landlord to an assignment. If this Lease or any interest herein be assigned or if the Leased Premises be sublet or used or occupied in whole or in part by anyone other than Tenant, with or without Landlord's prior written consent having been obtained thereto, Landlord may nevertheless collect rent (including, but not limited to, Fixed Net Rent, CPI Rent and additional leased rent) from the assignee, sublessee, user or occupant and apply the net amount collected to the rents herein reserved. No such assignment, subletting, use, occupancy or collection shall be deemed a waiver of the covenant herein against assignment, subletting or use or occupancy by others, or the acceptance of the assignee, subtenant, user or occupant as Tenant hereunder, or constitute a release of Tenant from the further performance by Tenant of the terms and provisions of this Lease, or a cure of Tenant's default. Any assignment or subletting without the consent of Landlord as required shall be null and void.

                  (b) In the event of a sublease, in no event will Landlord be obligated to give any notice to or join such subleases in any proceeding Landlord institutes against Tenant, or recognize the continued existence of such sublessee as Landlord's tenant in the event Tenant defaults under this Lease, and the agreement, sublease and/or other agreement relating to the portion of the Leased Premises in question between Tenant and the sublessee will by their own terms automatically end upon the expiration or sooner termination of this Lease unless Landlord, at its option, requests such sublessee to attorn to Landlord.

                  (c) In all cases in which Tenant desires to assign or sublet this Lease, Tenant shall send Landlord an assignment notice not less than sixty
(60) days prior to the proposed date of such assignment and subletting ("ASSIGNMENT NOTICE"), which Assignment Notice shall include, inter alia (i) the name of the proposed assignee or subtenant; (ii) the current financial statement showing the net worth working capital and liabilities of Tenant; (iii) a "resume" or other description setting forth the managerial experience of such assignee or subtenant; (iv) a list of other locations (and trade names if different from the trade name to be utilized in the proposed location) then operated by such assignee or subtenant; (v) a complete description of the use of the Leased Premises intended by such assignee or subtenant; and (vi) if then available, a copy of the proposed assignment and assumption agreement or sublease, as the case may be, which must be in form and substance reasonably acceptable to Landlord. In addition, Tenant will supply such other information as Landlord may reasonably require to make its decision as to whether or not to consent to the proposed assignment or subletting. If the proposed assignment and assumption agreement or sublease is not available at the time Tenant submits its Assignment Notice to Landlord, such assignment or sublease shall not be deemed to be effective unless and until Landlord approves the applicable agreement.

                  (d) Upon the occurrence of any assignment or subletting, whether voluntary, involuntary, by operation of law, or otherwise, without the prior written consent of Landlord where required (whether or not Tenant shall have given notice thereof to Landlord), Landlord may treat any such occurrence as an immediate Event of Default.

                                   ARTICLE 29

                                     NOTICES

                  29.1 Any notice, demand, election, or other communication (hereinafter called a "NOTICE") that, under the terms of this Lease or under any statute, must or may be given by the parties hereto shall be in writing and shall be given in the manner hereinafter set forth in this Article 29, addressed:

                  (a)      in the case of notices to Landlord, to Landlord at:

                           c/o Kimco Realty Corporation
                           3333 New Hyde Park Road - Suite 100
                           P.O. Box 5020
                           New Hyde Park, NY 11042-0020
                           Attention:    General Counsel
                           Fax: (516) 869-7117


                           with a copy at the same time to:

                           Wolf, Block, Schorr & Solis-Cohen, LLP
                           Twelfth Floor Packard Building
                           111 South 15th Street
                           Philadelphia, PA 19102
                           Attention:     Alvin H. Dorsky, Esquire
                           Fax:    (215) 977-2727


                  (b)      in the case of notices to Tenant, to Tenant at:

                           2224 West Elk Avenue
                           Elizabethton, TN 37664
                           Fax:

                           with copies to:

                           Sunbelt Automotive Group, Inc.
                           5901 Peachtree Dunwoody Road
                           Atlanta, GA 30328
                           Attn:     General Counsel
                           Fax:      (678) 443-8124

Either Landlord or Tenant may designate, by notice in writing, a new or other address to which notices shall thereafter be given. Any notice given hereunder shall be deemed given three (3) business days after the same is deposited in a United States general or branch post office, or in an official United States mail depositary, by prepaid certified mail wrapper, return receipt requested, the later of one day after sent by a nationally recognized overnight courier service, charges prepaid for next day delivery or the date upon which delivery shall be made or tendered, addressed as hereinabove provided or upon delivery, if hand delivered.

                  No notice from Tenant to Landlord, the effect of which would be that Landlord's approval, consent or other response would be deemed given in the absence of a response thereto from Landlord, shall be deemed to have been given to Landlord, and Landlord shall not be bound thereby, unless such notice expressly refers to the provision of this Lease pursuant to which the notice is given and sets forth that if Landlord fails to respond within the applicable time period (which shall be stated in the notice), its approval or consent will be deemed to have been given.


                                   ARTICLE 30

                                     BROKER

                  30.1 Landlord and Tenant covenant, warrant and represent that there was no broker or finder instrumental in consummating this Lease and that no conversations or negotiations were had with any broker or finder concerning the leasing of the Leased Premises.


                                   ARTICLE 31

                     WAIVERS AND SURRENDERS TO BE IN WRITING

                  31.1 The receipt of rent by Landlord, with knowledge of any breach of this Lease by Tenant or of any default on the part of Tenant in the observance or performance of any of the conditions or covenants of this Lease, shall not be deemed to be a waiver of any provision of this Lease. No failure on the part of Landlord or Tenant to enforce any covenant or provision herein contained, nor any waiver of any right hereunder by Landlord or Tenant (unless such waiver is in a writing signed by the party to be charged), shall discharge or invalidate such covenant or provision, or affect the right of Landlord or Tenant to enforce the same in the event of any subsequent breach or default. The receipt by Landlord of any rent, or other sum of money, or any other consideration paid by Tenant after the expiration or termination, in any manner, of the Term shall not reinstate, continue, or extend the Term, unless so agreed to in writing and signed by Landlord. Neither acceptance of the keys to any Improvement, nor any other act or thing done by Landlord or any agent or employee during the Term, shall be deemed to be an acceptance of a surrender of the Leased Premises excepting only an agreement in writing signed by Landlord accepting or agreeing to accept such a surrender.

                                   ARTICLE 32

                         RIGHTS AND REMEDIES CUMULATIVE

                  32.1 The rights given to Landlord herein are in addition to any rights that may be given to Landlord by any statute or otherwise. All of the rights and remedies of Landlord under this Lease or pursuant to present or future law shall be deemed to be separate, distinct and cumulative, and no one or more of them, whether exercised or not, nor any mention of, or reference to, any one or more of them in this Lease shall be deemed to be in exclusion of, or a waiver of, any of the others, or of any of the other rights or remedies that Landlord may have, whether by present or future law or pursuant to this Lease. Landlord shall have, to the fullest extent permitted by law, the right to enforce any rights or remedies separately, and to take any lawful action or proceedings to exercise or enforce any right or remedy, without thereby waiving, or being barred or estopped from exercising and enforcing, any other rights and remedies by appropriate action or proceedings.

                  32.2 Except where Tenant's rights or remedies are expressly limited by this Lease: the rights given to Tenant herein are in addition to any rights that may be given to Tenant by any statute or otherwise; all of the rights and remedies of Tenant under this Lease or pursuant to present or future law shall be deemed to be separate, distinct and cumulative; no one or more of them, whether exercised or not, nor any mention of, or reference to, any one or more of them in this Lease, shall be deemed to be in exclusion of, or a waiver of, any of the others Tenant may have, whether by present or future law or pursuant to this Lease; and Tenant shall have, to the fullest extent permitted by law, the right to enforce any such rights or remedies separately, and to take any lawful action or proceedings to exercise or enforce any such right or remedy, without thereby waiving, or being barred or estopped from exercising and enforcing, any other rights and remedies by appropriate action or proceedings.


                                   ARTICLE 33

                    REMOVAL OF PERSONAL PROPERTY AND FIXTURES

                  33.1 Tenant shall, on or before the last day of the Term, or on the sooner termination thereof, peaceably and quietly leave, surrender and yield up unto Landlord all and singular the Leased Premises and the Improvements, free of all subtenancies (except to the extent that Landlord shall have consented to the continuation of such subtenancies), broom-clean, together with all alterations, additions and improvements that may have been made upon the Leased Premises (except movable furniture, movable personal property, or movable trade fixtures put in at the expense of Tenant, or at the expense of any subtenant, subject, however, to the subsequent provisions hereof). All furniture, personal property and trade fixtures properly removable pursuant to the provisions of this Article 33 shall be removed by Tenant on or before the last day of the Term, or on the sooner termination thereof, and all property not so removed shall be deemed abandoned by Tenant. If the Leased Premises and the Improvements are not so surrendered at the end of the term, Tenant shall make good to Landlord all damage that Landlord shall suffer by reason thereof, and shall indemnify Landlord against all claims made by any succeeding tenant against Landlord founded upon delay by Tenant in delivering possession of the Leased Premises to such succeeding tenant, so far as such delay is occasioned by the failure of Tenant to so surrender the Leased Premises. For purposes of this Lease "TRADE FIXTURES" shall be deemed to include hydraulic lifts and other moveable machinery and equipment used in connection with the operation of the business of an automobile dealership, all of which shall be removed upon Landlord's demand. If Tenant fails to remove any of the furniture, personal property and trade fixtures which are to be removed by Tenant at or prior to the expiration or termination of this Lease, then Landlord may, at its sole option (a) deem any or all of such items abandoned and the sole property of Landlord or (b) remove any and all such items and dispose of the same in any manner.

                  33.2 Should Landlord incur any expense in removing any subtenant, or any other Person holding by, through, or under Tenant who has failed to so surrender the Leased Premises, the Improvements, or any part thereof, Tenant shall reimburse Landlord for the reasonable cost and expense (including, without limitation, reasonable attorneys' fees, disbursements and court costs) of removing such subtenant or such person, provided that Tenant shall have failed to have effected such removal after written demand.


                                   ARTICLE 34

                     SALE OR CONVEYANCE OF LEASED PREMISES;
                         LIMITS OF LIABILITY OF LANDLORD

                  34.1 The term "LANDLORD", as used in this Lease, means only the owner at any time of fee title to the Leased Premises, so that, in the event of any sale of the Leased Premises, the seller shall be, and hereby is, entirely freed and relieved of all covenants and obligations of Landlord hereunder thereafter arising, and it shall be deemed and construed, without further agreement between the parties or between the parties and the purchaser of the Leased Premises, that such purchaser has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder thereafter arising. If Landlord and/or any successor in interest of Landlord shall be an individual or individuals who are joint venturers, tenants in common, members of a firm, a general or limited partnership, or a corporation, it is specifically understood and agreed that the monetary liability of such individual, or of the members or other principals of such firm, partnership, or joint venture, or of the officers, directors and/or shareholders of such corporation, whether disclosed or undisclosed, in relation to any covenants or conditions under this Lease, shall be unconditionally and completely limited to the equity of Landlord in the Leased Premises, in the event of a breach by Landlord of any of the terms, covenants and conditions of this Lease to be performed by Landlord. Except as expressly otherwise provided in this Lease, there shall be no personal liability with respect to any of the foregoing persons and/or entities.


                                   ARTICLE 35

                                   ALTERATIONS

                  35.1     (a)     Provided that no Event of Default shall have
occurred and be continuing under this Lease, Tenant shall have the right:

                                    (i)      with Landlord's consent, which
shall not be unreasonably withheld or delayed, to make non-structural interior changes in, or non-structural additions to, the Improvements; and

                                    (ii)     with Landlord's prior written
consent, which may be given or withheld in Landlord's sole and absolute discretion, to make structural interior changes in, or additions to, the Improvements.

                           (b)      In determining whether to consent to
Tenant's proposed non-structural interior changes in, or non-structural additions to the Improvements, Landlord may consider all factors which in Landlord's reasonable business judgment, are pertinent to such decision, and the parties agree" that the following are examples of such factors:

                                    (i)      whether the work will convert any
Improvement that is, prior to such alterations, a complete, self-contained operating unit into a structure that is not a complete, self-contained operating unit or impair the structural integrity of any Improvement;

                                    (ii)     whether the work will decrease the
value of any location which is part of the Leased Premises below the value of the same as of the date of commencement of such alterations or materially decrease the size of the rentable space contained therein;

                                    (iii)    whether the work will convert the
use of any location which is part of the Leased Premises from the use thereof as of the date of this Lease, unless (x) prior to making any such alterations, Landlord shall notify Tenant that Tenant shall be obligated to restore the Leased Premises to the use thereof existing as of the date of this Lease at the sole cost and expense of Tenant, on or before the last day of the Term, or the sooner expiration or termination thereof, and Tenant shall agree in writing to so restore and (y) such alterations shall be of such a nature as to reasonably permit such restoration to be made without excessive cost or expense; or

                                    (iv)     whether the work will constitute
the demolition of all or a substantial portion of the structure of any Improvement.

                  35.2 No alterations shall be commenced until Tenant shall have submitted to Landlord for approval by Landlord, plans and specifications for the proposed work in sufficient detail to permit Landlord to evaluate the impact of the work on the Leased Premises and Tenant shall have procured all necessary permits and authorizations of all public authorities having jurisdiction. All alterations shall be made promptly, in good and workmanlike manner, and so as not to permit Landlord's fee title to the Leased Premises to be subjected to a mechanics or other lien, and in compliance with all applicable permits, authorizations, laws, ordinances, regulations and requirements of all public authorities having jurisdiction and in accordance with the orders, rules and regulations of the applicable Board of Fire Underwriters having jurisdiction over the Leased Premises, the Insurance Services Office and any other body exercising similar functions to either of the foregoing.

                  35.3 Prior to commencing any construction, alterations, or additions to the Leased Premises or the Improvements estimated to cost in excess of Two Hundred Fifty

Thousand ($250,000.00) Dollars, increased every five years by the corresponding increase in the CPI, Tenant shall, if Landlord so elects, deliver to Landlord, at Tenant's expense, payment and performance bonds, which bonds shall be issued by a company or companies and in form and content, reasonably satisfactory to Landlord and in an amount not less than the estimated cost of such construction, alterations, or additions.

                  35.4 Any and all alterations, additions and improvements made with respect to, or placed upon, the Leased Premises or the Improvements by Tenant, as well as all fixtures and articles of personal property attached to, or used in connection with, the Leased Premises or the Improvements, shall become, be and remain the property of Tenant for the Term of this Lease, but shall become the property of, and surrendered to, Landlord at the end or other termination of this Lease, provided, however, that the furniture and other movable personal property and movable trade fixtures put in at the expense of Tenant or any subtenant that, pursuant to the provisions of Article 33 hereof may be or shall be removed by Tenant, or by any subtenant upon Landlord's demand, at or before the expiration or sooner termination of this Lease, shall not be deemed to be attached to the freehold nor the property of, nor surrendered to, Landlord.


                                   ARTICLE 36

                    TENANT AND LANDLORD TO FURNISH STATEMENTS

                  36.1 Each party shall, within twenty (20) days after the actual receipt of a written request of the other party or of any holder or potential holder of a fee mortgage or leasehold mortgage on the Leased Premises or any portion thereof, furnish a written statement, duly acknowledged, of the following items:

                           (a)      the amount of Fixed Net Rent and additional
rent due, if any;

                           (b)      whether this Lease is unmodified and in full
force and effect (or, if there have been modifications, whether this Lease is in full force and effect as modified and stating the modifications);

                           (c)      whether, to the best knowledge and belief of
the requested party, the requesting party is in default;

                           (d)      whether Tenant has given Landlord or
Landlord has given Tenant any notice of default under this Lease, and if given, whether the default set forth therein remains uncured; and

                           (e)      such other items as may be reasonably
requested by the requesting party.

Any such statement shall be for the sole benefit of Landlord or its assigns, or such holder or prospective holder requesting the same or its assigns, and shall have no effect, as an estoppel or otherwise, with respect to any third party.

                  36.2 Upon the failure of Tenant to furnish any such statement within the said twenty (20) day period, it shall be conclusively presumed that this Lease is in full force and effect and that there are no defaults by Landlord hereunder.

                                   ARTICLE 37

                             INSPECTIONS BY LANDLORD

                  37.1 Upon reasonable prior notice from Landlord (except in an emergency, in which event no notice shall be necessary), and with Landlord undertaking reasonable efforts not to cause an unreasonable interference with Tenant's use, Tenant shall permit an inspection of the Leased Premises and the Improvements by Landlord, by Landlord's agents or representatives, and by, or on behalf of, prospective purchasers and/or mortgagees of the fee interest in the Leased Premises at any time and from time to time during the Term. During the three (3) year period next preceding the Expiration Date, Tenant shall permit inspection thereof by or on behalf of prospective tenants. If admission to the Leased Promises or any Improvement for the foregoing purposes cannot be obtained, or if at any time by reason of an emergency condition an entry shall be deemed necessary for the protection of the Leased Premises or the Improvements, whether for the benefit of Tenant or not, Landlord, or Landlord's agents or representatives, may enter the Leased Premises or the Improvements and accomplish such purposes. The provisions contained in this Article 37 are not intended to create or increase, and are not to be construed as creating or increasing, any obligations on Landlord's part hereunder.


                                   ARTICLE 38

                        SURRENDER AT THE END OF THE TERM

                  38.1 On the last day of the Term, or on the earlier termination of the Term, Tenant shall peaceably and quietly leave, surrender and deliver the Leased Premises and the Improvements to Landlord (together with any instrument necessary to transfer title to Landlord or to confirm that Landlord shall succeed to such title upon the expiration or sooner termination of the term, with respect to alterations or improvements made by Tenant, with any transfer tax, recording fees, or documentary stamp taxes or fees to be the sole cost and expense of Tenant), together with any machinery, equipment, or other personal property of any kind or nature that Tenant may have installed or affixed on, in, or to the Leased Premises or the Improvements for use in connection with the operation and maintenance of the Leased Premises and/or the Improvements for the purposes for which they are intended (whether or not such property is deemed to be fixtures), in good repair, order and condition (subject to the terms of Section 8.3 hereof), reasonable use, wear and tear and insured casualty excepted. If the Leased Premises and the Improvements are not so surrendered, Tenant shall make good to Landlord all expenses that

Landlord shall incur by reason thereof, and, in addition, Tenant shall indemnify Landlord from and against all claims made by any succeeding lessee against Landlord, founded upon delay by Landlord in delivering possession of the Leased Premises and the Improvements to such succeeding lessee, so far as such delay is occasioned by the failure of Tenant to surrender the Leased Premises and the Improvements.

                  If Tenant holds over after the expiration of this Lease, without Landlord's written consent Tenant shall be holding merely as a tenant-at-will, and Landlord shall have no obligation to notify Tenant of any termination of Tenant's possession other than as required by applicable law. If Tenant so holds over, Tenant shall pay to Landlord upon demand rent for each day of Tenant's possession of the Leased Premises after termination of this Lease in an amount equal to the monthly Rent applicable upon termination divided by thirty (30) and multiplied by two hundred percent (200%). Tenant shall indemnify and hold Landlord harmless from all loss or liability, including any claim made by any successor tenant founded upon Tenant's failure to surrender the Leased Premises on a timely basis.


                                   ARTICLE 39

                   COVENANTS BINDING ON SUCCESSORS AND ASSIGNS

                  39.1 The covenants, agreements, terms, provisions and conditions contained in this Lease shall apply to, inure to the benefit of and be binding upon Landlord, Tenant and their respective successors and assigns, except as expressly otherwise hereinbefore provided, but shall not inure to any third party beneficiaries.


                                   ARTICLE 40

                                ENTIRE AGREEMENT

                  40.1 This Lease contains the entire agreement between the parties, and shall not be modified in any manner except by an instrument in writing executed by the parties or their respective successors in interest.


                                   ARTICLE 41

                                  MISCELLANEOUS

                  41.1 Except as otherwise herein specifically provided to the contrary, where the consent or approval of either party hereto shall be required, the parties hereto agree that such consent shall not be unreasonably withheld or delayed.

                  41.2 The captions of this Lease and the index preceding this Lease an for convenience and reference only and in no way define, limit or describe the scope or intent of this Lease, nor in any way affect this Lease.

                  41.3 All the provisions of this Lease shall be deemed and construed to be "CONDITIONS" as well as "COVENANTS", as though the words specifically expressing or importing covenants and conditions were used in each separate provision hereof.

                  41.4 Words of any gender in this Lease shall be held to include any other gender and words in the singular number shall be held to include the plural when the sense requires.

                  41.5 If and to the extent that a provision of this Lease shall be unlawful or contrary to public policy, the same shall not be deemed to invalidate the other provisions of this Lease.

                  41.6 This Lease shall be governed by, and construed and interpreted in accordance with the laws of the State where the Leased Premises are located, applicable to agreements made and to be performed entirely therein.

                  41.7 Landlord represents to Tenant that Landlord has the right to enter into this Lease with Tenant.

                  41.8 This Lease shall not be recorded. Upon written request by Landlord or Tenant, the other party shall execute a memorandum of this Lease, which the requesting party may record at its own expense.

                  41.9 Any provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provisions hereof and such other provisions shall remain in full force and effect.


                                   ARTICLE 42

                               CERTAIN DEFINITIONS

                  42.1 As the same are used in this Lease, the following terms shall have the following meanings:

                           (a)      "COMMENCEMENT DATE" shall have the meaning
set forth in Section 2.1;

                           (b)      "DEPOSITORY" shall mean a bank or trust
company having offices in the City, County and State of New York or the City of Atlanta, Fulton county and state of Georgia and a net worth of not less than Twenty-Five Million ($25,000,000.00) Dollars, to be selected by Tenant, subject to the written approval of Landlord, to act as insurance Trustee;

                           (c)      "EVENT OF DEFAULT" shall have the meaning
set forth in Section 16.1

                           (d)      "EXPIRATION DATE" shall mean the ending,
termination, or expiration date of the Term of this Lease;

                           (e)      "FIXED NET RENT" shall have the meaning set
forth in Section 2.1;

                           (f)      "IMPROVEMENTS" shall mean the structures or
buildings, and replacements thereof, now on the Leased Premises or hereafter erected on the Leased Premises, including all building equipment, apparatus, machinery and fixtures of every kind and nature forming part of such structures or buildings, or of any structures or buildings hereafter standing on the Leased premises or on any part thereof and articles of personal property owned by the Tenant now or at any time hereafter affixed to, attached to, placed upon, or used in any way in connection with the complete and comfortable use, enjoyment, occupancy or operation of, any such structures or buildings (provided, however, that nothing in the foregoing definition shall be construed to be in limitation of Tenant's rights and obligations pursuant to the terms of Section 33.1 to remove certain personal property and trade fixtures (including hydraulic lifts) from the Leased Premises on or before the Expiration Date);

                           (g)      "LANDLORD" shall mean the then holder of the
fee title to the Leased Premises at the time in question;

                           (h)      "LEASED PREMISES" shall have the meaning set
forth in the Statement of Facts to this Lease; and

                           (i)      "NOTICE" shall have the meaning set forth in
Section 29.1.


                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement of Lease as of the day and year first above written.


TENANT:                                    LANDLORD:

GRINDSTAFF, INC.                           KIMCO AUTOFUND, LP


By:/s/ Charles K. Yancey                   By: KIMCO AUTOVENTURE, INC.
   ------------------------------          General Partner
   Name:    Charles K. Yancey
            ---------------------
   Title:   CEO
            ---------------------

Attest:/s/ Nicholas S. Gibson              By:  /s/ [ILLEGIBLE]
          -----------------------               ------------------------------
   Name: Nicholas S. Gibson                Name:
         ------------------------                  ---------------------------
   Title: Asst Sec                         Title:  [ILLEGIBLE]
         ------------------------                  ---------------------------
                                           Attest: /s/ Linda Protitch
                                                   ---------------------------
                                           Name:   Linda Protitch
                                                   ---------------------------
                                           Title:  Asst. Secy.
                                                   ---------------------------